UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Sontra Medical Corporation

(Name of Registrant as Specified In Its Charter)

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SONTRA MEDICAL CORPORATION

10 Forge Parkway

Franklin, Massachusetts 02038

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held on May 21, 2003

To the Shareholders of Sontra Medical Corporation:

Notice is hereby given that the Annual Meeting of Shareholders of Sontra Medical Corporation, a Minnesota corporation (the “Company”), will be held at 10:00 a.m., local time, on Wednesday, May 21, 2003, at Testa, Hurwitz & Thibeault, LLP, 125 High Street, High Street Tower, Boston, MA 02110, to consider and act upon the following proposals:

1.	To elect eight directors to the Company’s board of directors, each to serve for a term of one year or until his successor is duly elected and qualified.

2.	To approve an amendment to the amended and restated articles of incorporation of the Company to increase the authorized Common Stock of the Company from 20,000,000 to 40,000,000 shares.

3.	To approve an amendment to the amended and restated articles of incorporation of the Company to increase the authorized Preferred Stock of the Company from 5,000,000 to 10,000,000 shares.

4.	To approve and adopt second amended and restated articles of incorporation and amended and restated bylaws of the Company that together (a) eliminate shareholder actions by written consent, (b) eliminate the right of shareholders to call special shareholder meetings and restrict the right of shareholders to bring nominations and other business before regular shareholder meetings, (c) establish that directors may be removed by the shareholders only for cause upon a vote of 75% of the shares of the Company’s capital stock entitled to vote generally in the election of directors, voting together as a single class, (d) provide that, with certain limited exceptions, the provisions of the articles of incorporation may be amended only upon a vote of 75% of the shares of the Company’s capital stock entitled to vote generally in the election of directors, voting together as a single class, (e) provide that bylaws may be amended by majority vote of the directors present at any meeting of the board of directors at which a quorum is present or upon the vote of 75% of the shares of the Company’s capital stock entitled to vote generally in the election of directors, voting together as a single class, (f) delineate certain factors that the board of directors may consider when evaluating an offer of another party to make a tender or exchange offer or to effect a business combination, (g) permit the board of directors to amend the bylaws without separate shareholder approval, including to increase or decrease the size of the board of directors, and (h) add a fair price provision and a requirement that the affirmative vote of at least 90% of the voting power of all outstanding shares of the Company’s capital stock entitled to vote generally in the election of directors, voting together as a single class, be obtained to amend or repeal the fair price provision.

5.	To approve the adoption of the Company’s 2003 Stock Option and Incentive Plan.

6.	To ratify the selection of the firm of Wolf & Company, P.C., independent public accountants, as auditors for the fiscal year ending December 31, 2003.

7.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Only shareholders of record at the close of business on April 7, 2003 are entitled to notice of and to vote at the meeting. All shareholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any shareholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

Sean Moran, Chief Financial Officer

Cambridge, Massachusetts

April 30, 2003

PROXY STATEMENT

April 30, 2003

This Proxy Statement is being furnished in connection with the solicitation of proxies by the board of directors of Sontra Medical Corporation, a Minnesota corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders to be held on Wednesday, May 21, 2003 (the “Annual Meeting”) at 10:00 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, High Street Tower, Boston, MA 02110, or at any adjournments thereof. The Company’s Annual Report, which includes financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 2002, is being mailed together with this Proxy Statement to all shareholders entitled to vote at the Annual Meeting. This Proxy Statement and form of proxy will be mailed to shareholders on or about April 30, 2003.

Only shareholders of record at the close of business on April 7, 2003 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of the Record Date, an aggregate of 9,400,935 shares of Common Stock, $.01 par value per share (the “Common Stock”), of the Company were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder’s right to attend the Annual Meeting and vote in person. Any proxy may be revoked by the person giving it at any time before its exercise by (1) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Sontra Medical Corporation, 10 Forge Parkway, Franklin, Massachusetts 02038, Attention: Secretary, at or before the taking of the vote at the Annual Meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting. Votes withheld from any nominee for director, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

In the election of directors, the eight nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as directors. For the approval of Proposal 4 herein, which contains a proposal to adopt amended and restated bylaws, the affirmative vote of a majority of the Company’s outstanding Common Stock is required by our current bylaws. On all other matters being submitted to shareholders, the affirmative vote of a majority of the shares present (provided a quorum is represented), in person or represented by proxy, and voting on each such matter is required for approval, as provided under Minnesota law. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to shareholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter, but neither abstentions nor broker “non-votes” are counted as voting “for” or “against” a particular matter. However, while absentions are treated as present and entitled to vote, broker “non-votes” are not considered entitled to vote. Accordingly, for purposes of the approval of each proposal herein other than Proposal 4, for which the affirmative vote of a majority of the Company’s outstanding shares is required, broker “non-votes” have the effect of reducing the number of affirmative votes required to achieve a majority of the shares present and entitled to vote for such matter by reducing the total number of shares from which such majority is calculated. On the other hand, neither abstentions nor broker “non-votes” impact the number of affirmative votes required to approve Proposal 4 and will have the same effect as votes cast against such Proposal 4.

The persons named as attorneys-in-fact in the proxies were selected by the board of directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. Any shareholder giving a proxy has the right to withhold authority to vote for any individual nominee to the board of directors by writing that nominee’s name in the space provided on the proxy. In addition to the election of eight directors, the shareholders will consider and vote upon proposals to (i) approve amendments to the amended and restated articles of incorporation of the Company to increase the authorized Common Stock and Preferred Stock of the Company, (ii) approve and adopt second amended and restated articles of incorporation of the Company and amended and restated bylaws of the Company, (iii) approve the adoption of the Company’s 2003 Stock Option and Incentive Plan and (iv) ratify the selection of the firm of Wolf & Company, P.C., independent public accountants, as auditors for the fiscal year ending December 31, 2003. All shares represented by proxies will be voted in accordance with the shareholders’ instructions, and if no choice is specified, the shares represented by proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting of Shareholders.

The board of directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the meeting upon which a vote may properly be taken, shares represented by all proxies received by the board of directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

The board of directors is currently fixed at eight members. All directors will hold office until their successors have been duly elected and qualified or until their earlier resignation or removal.

As set forth in the following table, the board of directors has nominated and recommended Messrs. Joseph F. Amaral, Thomas W. Davison, Gary S. Kohler, Robert S. Langer, James R. McNab, Jr., Martin P. Sutter, W. Leigh Thompson and Michael R. Wigley to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified. With the exception of Dr. Amaral, each of the foregoing nominees is currently serving as a director of the Company. Shares represented by all proxies received by the board of directors and not so marked as to withhold authority to vote for the nominees will be voted FOR the election of the eight nominees. The board of directors knows of no reason why any nominee should be unable or, for good cause, unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number.

Director’s Name and Year Director First Became a Director	Position(s) with the Company
Nominees:
James R. McNab Jr. (2002)	Director and Chairman of the Board
Thomas W. Davison Ph.D. (2002)	President, Chief Executive Officer and Director
Gary S. Kohler, M.B.A. (1989)	Director
Robert S. Langer, D.Sc. (2002)	Director
Martin P. Sutter, M.B.A. (2002)	Director
W. Leigh Thompson, M.D., Ph.D. (2002)	Director
Michael R. Wigley, M.B.A. (1998)	Director
Joseph Amaral, M.D.	Nominee for Director

As discussed in the section titled “Director Voting Agreement” below, certain of our directors, executive officers and principal shareholders are parties to an agreement pursuant to which such persons have agreed to vote their shares for the election of both Michael Wigley and Gary Kohler as directors at the Annual Meeting. The parties to this director voting agreement represent approximately 78% of the voting power of the Company.

A plurality of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter (provided a quorum is represented) is required for election to the board of each of the nominees mentioned above.

The Board of Directors Recommends

a Vote “FOR” the Nominees Listed Above

OCCUPATIONS OF DIRECTORS, THE NOMINEE FOR DIRECTOR AND EXECUTIVE OFFICERS

The current directors, the nominee for director and executive officers of the Company are as follows:

Name	Age	Position
James R. McNab Jr.	59	Director and Chairman of the Board
Thomas W. Davison, Ph.D.	56	President, Chief Executive Officer and Director
Sean Moran, M.B.A.	45	Chief Financial Officer
Joseph Kost, D.Sc.	56	Chief Scientific Officer and Director
Gary S. Kohler, M.B.A. (2)	46	Director
Robert S. Langer, D.Sc.	54	Director
Martin P. Sutter, M.B.A. (1)	47	Director
W. Leigh Thompson, M.D., Ph.D.(1)(2)	64	Director
Michael R. Wigley, M.B.A. (1)(2)	49	Director
Joseph F. Amaral, M.D.	47	Nominee for Director

(1)	Member of Audit Committee of the board of directors.
(2)	Member of Compensation Committee of the board of directors.

Set forth below is a biographical description of each director, nominee for director and executive officer of the Company based on information supplied by each of them.

Mr. McNab has served as Chairman of our board of directors since June 2002. Prior to that, Mr. McNab served as the chairman of Sontra Medical, Inc. since 1998, and the chief executive officer of Sontra Medical, Inc. from March 1998 to May 2002. He was previously co-founder of Parker Medical, Inc., a medical device company, which was founded in 1986 and sold in 1996 to Smith & Nephew PLC. Mr. McNab was a founder of Reprogenesis, Inc., a therapeutic drug development company, which was merged into Curis, Inc. (NASDAQ: CRIS) in August 2000. Mr. McNab presently serves as a director and as chairman of the executive committee at Curis, Inc., a therapeutic drug development company. He is also chairman and founder of EWOS Pharmaceuticals, a Cambridge based early stage pharmaceutical company focused on statin combination therapy. Mr. McNab holds a B.A. from Davidson College and a M.B.A. degree from The University of North Carolina at Chapel Hill.

Dr. Davison has served as Chief Executive Officer, President and a director since June 2002. Prior to that, Mr. Davison was the chief executive officer of Sontra Medical, Inc. since May 2002. Dr. Davison previously was founder and chief executive officer of Endius, Inc. (1996-2002), a company focused on minimally invasive spine surgery. Prior to his employment at Endius, Dr. Davison was founder and president of UltraCision Inc., a recognized technology leader in laparoscopic surgical instruments, from November 1995 to 1988. UltraCision was acquired by Ethicon Endosurgery, a Johnson & Johnson Company, in November 1995, at which time Dr. Davison became vice president of strategic applications of UltraCision for Ethicon Endosurgery. Dr. Davison has also held during his thirty-year career various marketing and technical positions within the medical device and healthcare industry. Dr. Davison holds a B.A. in Biology/Chemistry and a Ph.D. in Mammalian Physiology from Kent State University.

Mr. Moran joined us as Chief Financial Officer in June 2002. Previously, Mr. Moran was chief financial officer of SatCon Technology Corporation, a company focused on the development and manufacture of high power electronics, from 2000 through 2002. Prior to his employment with SatCon, Mr. Moran was the chief financial officer of Anika Therapeutics, Inc., a company focused on therapeutic medical devices, from 1993 to 2000. Mr. Moran, a Certified Public Accountant, holds a B.S. in Business Administration and a M.B.A. from Babson College.

Dr. Kost has served as the Chief Scientific Officer and a director since June 2002. Dr. Kost is a co-founder of Sontra Medical Inc., and also served as a director of Sontra Medical, Inc. since its incorporation in 1998. Dr. Kost also serves as a member of our scientific advisory board. He is a visiting professor at the Massachusetts Institute of Technology and a professor of Chemical Engineering at the Ben Gurion University of the Negev, Beer-Sheva, Israel. Dr. Kost completed undergraduate training in the Department of Chemical Engineering and earned a D.Sc. degree in 1981 at the Department of Biomedical Engineering at Technion, the Israel Institute of Technology. He serves on the editorial boards of Biomaterials, the Journal of Controlled Release, Reviews in Chemical Engineering, and Diabetes Technology & Therapeutics. He has published three books, 29 book chapters, 74 papers, 32 patents, principally in the area of ultrasound and controlled drug delivery.

Mr. Kohler has been a director since 1989. He was a founder of ChoiceTel Communications, Inc., a pay telephone provider and our corporate predecessor, and its chairman from its inception in 1989 until the merger with Sontra Medical, Inc. in June 2002. Mr. Kohler is a partner and portfolio manager of Pyramid Trading, L.P., a broker-dealer registered on the Chicago Board Options Exchange, which he joined in October 1999. Prior to that he served as a managing director of Second Avenue Capital Management, a money management company, from December 1998 through September 1999. Prior to that he served as president of Kohler Capital Management from October 1997 through November 1998. Mr. Kohler serves on the boards of Printware, Inc. and 21st Century Wireless Corporation, as well as other private companies. Mr. Kohler holds a B.A. degree from the University of Minnesota and a M.B.A. degree from Cornell University.

Dr. Langer has served as a scientific consultant and director since June 2002. Dr. Langer is a co-founder of Sontra Medical, Inc. and, since 1998, has served as a director and consultant of Sontra Medical, Inc. Since 1979, Dr. Langer has been Germeshausen Professor of Chemical and Biomedical Engineering at the Massachusetts Institute of Technology. Dr. Langer is also currently a director of Boston Life Sciences, Inc., a company focused on research and development of therapeutic and diagnostic products. Dr. Langer received his B.S. from Cornell University in 1970 and his Ph.D. from MIT in 1974, both in chemical engineering.

Mr. Sutter has served as a director since June 2002. Prior to that, he has served as a director of Sontra Medical, Inc. since 1998. Mr. Sutter is currently a managing director of Essex Woodlands Health Ventures, LLC., an investment fund exclusively focused on healthcare, and has held that position since 1995. Mr. Sutter was previously affiliated with Mitchell Energy & Development Corporation (MEDC), a company focused on the exploration, processing and marketing of natural gas and natural liquids where he was involved in chemical engineering, operations and marketing, and subsequently, was president of The Woodlands Venture Capital Company, a wholly owned subsidiary of MEDC. Mr. Sutter received a B.S. degree from Louisiana State University and a M.B.A. degree from the University of Houston.

Dr. Thompson has served as a director since June 2002. He was previously a member of the board of directors of Sontra Medical, Inc. since April 2002. Dr. Thompson also serves as a member of our scientific advisory board. Dr. Thompson currently is president and chief executive Officer of Profound Quality Resources Ltd., a consulting firm founded by Dr. Thompson in 1995. Prior to forming his own consulting firm, Dr. Thompson served as chief scientific officer of Eli Lilly and Co., which he joined in 1982 as director of clinical investigation of the Lilly research laboratories. Dr. Thompson has also held positions at The Johns Hopkins University, The Johns Hopkins Hospital, Case Western Reserve University and University Hospital of Cleveland. Dr. Thompson received his B.S. degree from the College of Charleston, a Ph.D. in Pharmacology from the Medical University of South Carolina and a M.D. (Phi Beta Kappa) from The Johns Hopkins University.

Mr. Wigley has served as a director since 1998. Since 1989, Mr. Wigley has been president and chief executive officer of Great Plains Companies, Inc. a diversified holding company. Mr. Wigley has B.S. and B.C.E. degrees from the University of Minnesota and holds a M.S. degree from Stanford University and a M.B.A. degree from Harvard Business School. Mr. Wigley serves on the boards of several private and non-profit organizations and is a regent of Luther College.

Dr. Amaral has been the president and chief executive officer of the Rhode Island Hospital in Providence, Rhode Island since April of 2000. Since that time, he has also served as the president of the Rhode Island Hospital Foundation, playing an active role in fundraising. Prior to that, Dr. Amaral was chief of surgery at Rhode Island Hospital from September 1999 through September of 2000. From January 1992 to April 2000, Dr. Amaral was the director of minimally invasive surgery at Rhode Island Hospital. Dr. Amaral received his B.S. from Providence College in 1977 and his M.D. from Brown University in 1981. Dr. Amaral is also a professor in the Department of Surgery at Brown University.

Executive officers of the Company are elected on an annual basis by the board of directors to serve at the pleasure of the board of directors and until their successors have been duly elected and qualified.

Involvement in Legal Proceedings

On January 13, 2003, the Securities and Exchange Commission (“SEC”) issued a cease-and-desist order relating to an SEC Administrative Proceeding, Release No. 34-47167, instituted against Anika Therapeutics, Inc. (“Anika”), the former chief executive officer of Anika, and Sean F. Moran, the Company’s Chief Financial Officer and the former chief financial officer of Anika, in connection with a SEC investigation related to Anika’s improper recognition of certain revenues in 1998 and 1999. In accordance with the final terms of the Order, Mr. Moran agreed to cease and desist from committing or causing any violations and any future violations of certain sections and rules promulgated under the Securities Exchange Act of 1934. The SEC has not imposed any fines or additional penalties on Mr. Moran in connection with this investigation.

Change in Control

Merger

On June 20, 2002, we consummated a business combination (the “Merger”) with Sontra Medical, Inc. (“SMI”) pursuant to the terms of an Agreement and Plan of Reorganization, dated as of February 27, 2002, as amended, by and among SMI, the Company and CC Merger Corp., a wholly-owned subsidiary of the Company (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, CC Merger Corp. was merged with and into SMI with the result that SMI survived as a wholly-owned subsidiary of the Company. Following the Merger, we changed our name to Sontra Medical Corporation and began operating in SMI’s line of business.

As a result of the Merger, the outstanding shares of SMI’s stock were converted into the right to receive newly-issued shares of our Common Stock based on an exchange ratio of 0.1927 of a share of our Common Stock for each share of SMI common stock. Based on this exchange ratio, an aggregate of 6,210,289 shares of our Common Stock were issued to the shareholders of SMI on the closing date of the Merger, resulting in the shareholders of SMI owning approximately 67% of outstanding shares of our Common Stock and our shareholders, immediately preceding the consummation of the Merger, owning approximately 33% of the outstanding shares of our Common Stock. Additionally, in connection with the Merger, we assumed all outstanding options under the Sontra Medical, Inc. 1999 Stock Option and Incentive Plan based on the exchange ratio set forth above.

Director Voting Agreement

As a condition to closing the Merger, certain of our executive officers, directors and principal shareholders, as described below under “Securities Ownership of Certain Beneficial Owners and Management” entered into enter into an agreement with Michael Wigley and Gary Kohler providing that those officers, directors and principal shareholders will vote any shares of our Common Stock beneficially owned by them following the Merger to maintain the election of Michael Wigley and Gary Kohler to our board of directors. The director voting agreement shall terminate immediately following the third meeting of our shareholders called for the purpose of electing directors or three years following the completion of the Merger, whichever is later. None of our stockholders who are parties to the director voting agreement have been paid any additional consideration in connection with the execution of the director voting agreement.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The board of directors met four times and acted by unanimous written consent six times during the fiscal year ended December 31, 2002. The board of directors has a standing Audit Committee and a standing Compensation Committee. The board of directors acts as the nominating committee. See “—Nomination of Directors” below. The Audit Committee met five times during the fiscal year ended December 31, 2002. The Compensation Committee met five times during the fiscal year ended December 31, 2002. During the fiscal year ended December 31, 2002, each of our directors attended at least 75 percent of the total number of meetings of the board of directors and all committees of the board of directors on which he served.

The Compensation Committee reviews and makes recommendations to the board of directors regarding salaries, compensation and benefits of our executive officers and administers our stock option and incentive plans. The current Compensation Committee members are Gary S. Kohler, Dr. W. Leigh Thompson and Michael R. Wigley. Robert A. Hegstrom and Jeffrey R. Paletz served on our Compensation Committee until the consummation of the Merger, at which time they were replaced by Messrs. Kohler, Wigley and Thompson.

The Audit Committee is responsible for recommending the appointment of the independent public accountants to audit our books and records and the books and records of our subsidiaries, and reviews our internal and external financial reporting and controls and the scope of the independent audit. NASD rules require that the committee consist of a majority of independent directors. The Audit Committee members are Martin P. Sutter, Dr. W. Leigh Thompson and Michael R. Wigley, each of whom is an independent director under the current NASD rules. Robert A. Hegstrom and Gary S. Kohler also served on our Audit Committee until the consummation of the Merger, at which time they were replaced by Messrs. Sutter and Thompson.

In connection with the consummation of the Merger, Messrs. Hegstrom and Paletz resigned from the board of directors and each committee on which they were serving.

Nomination of Directors

Our board of directors acts as the nominating committee for selecting the board’s nominees for election as directors. The board does not intend to consider nominees recommended by shareholders. Directors are elected annually to serve until the next annual meeting of shareholders, or until their successors are duly elected. As a condition to closing the Merger, certain of our shareholders, who are former stockholders of SMI, entered into a director voting agreement with Gary Kohler and Michael Wigley whereby such shareholders agree to vote to maintain Messrs. Kohler and Wigley to continue to be elected to our board of directors until the later of (i) the third anniversary of the Merger and (ii) the third meeting of shareholders called for the purpose of electing directors, following the Merger. We know of no other arrangements or understandings between a director or nominee and any other person pursuant to which he has been selected as a director or a nominee. The only family relationship between any of the nominees, directors or executive officers which existed during the fiscal year ended December 31, 2002 is between Gary S. Kohler, a current director, and Jack S. Kohler, our former Chief Financial Officer, who are brothers. Jack Kohler resigned as our Chief Financial Officer in connection with the Merger.

Compensation of Directors

Prior to the Merger, no cash compensation was paid to our directors; however, independent, non-employee directors received an option to purchase shares of common stock worth $75,000 if re-elected by the shareholders, valued as of the date of grant. Upon the consummation of the Merger, non-employee, non-consultant directors became entitled to receive annual cash compensation of $10,000 per year for board and committee service, plus reimbursement of their expenses, and a one-time option grant to purchase 50,000 shares of our Common Stock at an exercise price of $2.50 per share. The options were granted pursuant to our 1997 Long-term Incentive and Stock Option Plan and were fully exercisable upon the date of grant.

Beginning in 2003, directors who are neither employees or consultants of the Company will receive annual cash compensation of $10,000 and an annual option grant to purchase 17,500 shares of our Common Stock (at an exercise price equal to the fair market value of our Common Stock on the date of grant) for board and committee service. Currently, Messrs. Kohler, Sutter, Thompson, and Wigley are non-employee, non-consultant directors. The directors are eligible to participate in our 1997 Long-term Incentive and Stock Option Plan and will also be eligible to participate in our 2003 Stock Option and Incentive Plan, subject to shareholder approval of such plan. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending board and committee meetings.

No options will be issued, or separate compensation paid, to directors who are also employees or consultants of the Company for their service as directors.

Prior to the Merger, Mr. McNab (our Chairman), Dr. Langer (a director) and Dr. Kost (a director and our Chief Scientific Officer), in their capacities as employees and/or consultants of SMI, were granted a number of options to purchase SMI common stock which, as a result of the Merger, were converted into 96,350, 38,450 and

77,080 shares of our Common Stock, respectively, at an exercise price of $.5189 per share. Additionally, on July 24, 2002, Dr. Langer, in his capacity as a member of the Scientific Advisory Board of the Company, was granted additional options to purchase 50,000 shares of our Common Stock at an exercise price of $1.69 per share which was equal to the fair market value of our Common Stock at the date of grant.

16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and holders of more than 10% of our Common Stock (collectively, the “Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock. Such persons are required by regulations of the Commission to furnish us with copies of all such filings. Based solely on our review of the copies of such filings received by us with respect to the period ended December 31, 2002, we believe that all Reporting Persons complied with Section 16(a) filing requirements in the period ended December 31, 2002.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth the annual and long-term compensation of our Chief Executive Officer and each of our four other most highly compensated executive officers (collectively, the “Named Executive Officers”) for the fiscal years ended December 31, 2002, 2001 and 2000.

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long Term Compensation(2)
Name and Principal Position(1)	Year	Salary($)	Bonus($)		Other Annual Compensation ($)		Securities Underlying Options (# of Shares)	All Other Compensation ($)
Thomas W. Davison (3)	2002	$151,514	—		—		726,169	$ 5,500(4)
Chief Executive Officer	2001	—	—		—		—	—
and President	2000	—	—		—		—	—

Jeffrey R. Paletz (5)	2002	$54,000	$20,000	(6)	—		—	$54,000(7)
Former ChoiceTel President	2001 2000	108,000 108,000	— —		— —		— —	— —

Joseph Kost (8)	2002	$106,312			$10,000	(9)	97,080	$ 3,467(10)
Chief Scientific Officer	2001	—			—		—	—
	2000	—			—		—	—

(1)	No other executive officer earned more than $100,000 during the most recent fiscal year.
(2)	We did not make any restricted stock awards or grant any stock appreciation rights during the fiscal years 2000, 2001 and 2002.
(3)	Dr. Davison joined SMI on May 20, 2002 as president and chief executive officer. Upon the consummation of the Merger with SMI, Dr. Davison was elected President and Chief Executive Officer of the Company.
(4)	Represents the aggregate dollar amount of the Company’s matching contributions to Dr. Davison’s 401(k) account, paid in our Common Stock, for each of the third and fourth quarters of the fiscal year ending December 31, 2002, calculated as follows: (i) Dr. Davison was granted 1,211.45 shares of our Common Stock following the third quarter, in lieu of a cash contribution of $2,750, based on a weighted average closing price of our Common Stock over such quarter of $2.27; and (ii) Dr. Davison was granted 650.12 shares of our Common Stock following the fourth quarter, in lieu of a cash contribution of $2,750, based on a weighted average closing price of our Common Stock over such quarter of $4.23.
(5)	Mr. Paletz resigned from the Company effective as of the consummation of the Merger and was replaced by Dr. Davison.
(6)	Pursuant to an agreement with Mr. Paletz, upon closing the sale of our pay telephone assets in Puerto Rico on May 1, 2002, we paid $20,000 to Mr. Paletz.
(7)	We entered into a severance agreement with Mr. Paletz pursuant to which we paid Mr. Paletz six months severance upon the earlier of termination of his employment or upon the sale of certain pay telephone assets in Puerto Rico. On May 1, 2002, we sold the Puerto Rican assets and, accordingly, Mr. Paletz was paid his severance pay of approximately $54,000.
(8)	Dr. Kost was previously employed by SMI and joined the Company as our Chief Scientific Officer following the Merger.
(9)	Dr. Kost entered into a non-employee consulting contract with the Company, effective December 1, 2002, that provides payments of $10,000 per month.
(10)	Represents the aggregate dollar amount of the Company’s matching contributions to Dr. Kost’s 401(k) account, paid in our Common Stock, for each of the third and fourth quarters of the fiscal year ending December 31, 2002, calculated as follows: (i) Dr. Kost was granted 881.06 shares of our Common Stock following the third quarter, in lieu of a cash contribution of $2,000, based on a weighted average closing price of our Common Stock over such quarter of $2.27; and (ii) Dr. Kost was granted 346.73 shares of our Common Stock following the fourth quarter, in lieu of a cash contribution of $1,467, based on a weighted average closing price of our Common Stock over such quarter of $4.23.

The following tables provide information about stock options granted and exercised by each of the Named Executive Officers in fiscal 2002 and the value of options held by each at December 31, 2002 (we did not grant any stock appreciation rights in 2002):

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted		Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/share)		Expiration Date
Thomas W. Davison	359,914	(1)	20%	$2.55	(4)	9/23/2012
	340,087	(2)	18.9%	.52	(4)	5/20/2012
	26,168	(1)	1.5%	1.69		7/24/2012

Jeffrey Paletz	—		—	—		—

Joseph Kost	77,080	(3)	4.3%	.52		4/10/2012
	20,000	(1)	1.1%	1.69		7/24/2012

(1)	These stock options were granted under our 1997 Long-term Incentive and Stock Option Plan at an exercise price equal to the fair market value of the our Common Stock on the date of grant. The options have a term of ten years from the date of grant. Twenty-five percent of each option vests on the first anniversary of the grant date and continues to vest at a rate of two and one half percent at the end of each month thereafter.
(2)	These stock options were granted prior to the Merger with SMI, under the Sontra Medical, Inc. 1999 Stock Option and Incentive Plan, at an exercise price equal to the fair market value of SMI’s common stock on the date of grant. The options have a term of ten years from the date of grant. Twenty-five percent of each option vests on the first anniversary of the grant date and continues to vest at a rate of two and one half percent at the end of each month thereafter. These options were assumed by the Company in connection with the Merger. The table above reflects such options on an as-converted basis following the Merger based on an exhange ratio of ..1927 shares of our Common Stock for each share of SMI common stock. The exercise price of these options were adjusted accordingly.
(3)	This option was granted prior to the Merger with SMI, under the Sontra Medical, Inc. 1999 Stock Option and Incentive Plan, at an exercise price equal to the fair market value of SMI’s common stock on the date of grant. This option has a term of ten years from the date of grant. 75% of these options shall vest in full upon the earlier of (i) April 10, 2006, or (ii) the consummation of a strategic relationship which includes an aggregate investment by a strategic partner or partners of at least $2,000,000 (either through an equity investment, agreement to fund research and development costs, payment of licensing fees, or such other contributions as are satisfactory to the board) within twelve months of the consummation of the Merger. 25% of these options vested in full upon the hiring of a permanent chief executive officer of SMI (which occurred on May 20, 2002). These options were assumed by the Company in connection with the Merger. The table above reflects such options on an as-converted basis following the Merger based on an exhange ratio of .1927 shares of our Common Stock for each share of SMI common stock. The exercise price of these options were adjusted accordingly.
(4)	These options were amended, exchanged or repriced. See disclosure in the section entitled “Report of Compensation Committee on Option Repricings” below regarding the initial exercise price of certain options repriced or exchanged as set forth therein.

The following table sets forth certain information with respect to options exercised in fiscal 2002 by the Named Executive Officers, the value realized upon such exercises, and the value of options held by such officers at the fiscal year end.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised, In-the-Money Options at Fiscal Year End($)(2)
Name	Shares Acquired on Exercise(#)	Value Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas W. Davison	—	—	—	726,169	—	$1,875,126
Jeffrey Paletz	—	—	—	—	—	—
Joseph Kost	—	—	19,270	77,810	$69,971	255,718

(1)	Amounts are calculated by subtracting the aggregate exercise price of the options from the market value of the underlying Common Stock on the date of exercise, and do not reflect amounts actually received by the Named Executive Officers.
(2)	Amounts are calculated by subtracting the exercise price of the options from the fair market value of the underlying Common Stock as quoted on The NASDAQ SmallCap Market of $4.15 per share on December 31, 2002, multiplied by the number of shares underlying the options, and do not reflect amounts that actually may be received by the Named Executive Officers upon exercise of options.

Employment Contracts and Termination of Employment, and Change-in-Control Arrangements

On May 20, 2002, Dr. Davison entered into a two year employment agreement with SMI, as SMI’s chief executive officer, that provided for an annual salary of $275,000 and initial options grants of SMI common stock equivalent to 700,000 shares of our Common Stock on an as-converted basis following the Merger. We assumed this agreement in connection with the Merger. If this agreement is terminated, during the term (or any extension thereof), other than by the Company for cause or disability, or voluntarily by Dr. Davison, Dr. Davison is generally entitled to severance equal to the remaining amounts payable during the term (or any extension thereof) of this agreement.

On June 25, 2002, we entered in an employment agreement with Mr. Moran as our Chief Financial Officer that provides an annual salary of $186,000 and an initial option grant to purchase 150,000 shares of our Common Stock. This agreement also provides for severance payments equal to six months of Mr. Moran’s salary in the event of the termination of his employment other than for cause or voluntarily by Mr. Moran.

In connection with the Merger, we assumed Dr. Kost’s previous employment agreement with SMI as Chief Scientific Officer which provided a monthly base salary of $16,666.67 and was terminable by either party at any time. There were no severance provisions contained in this agreement. On November 1, 2002, we terminated this employment agreement with Dr. Kost, effective December 1, 2002, and entered into a consulting agreement pursuant to which Dr. Kost became an independent consultant to the Company with a monthly fee of $10,000. This agreement may be terminated by either party at any time.

Pursuant to a severance agreement with Jeffrey Paletz, our former President, we paid Mr. Paletz six months severance upon the earlier of termination of his employment or upon the sale of certain of our pay telephone assets in Puerto Rico. On May 1, 2002, we sold the Puerto Rican assets and, accordingly, Mr. Paletz was paid his severance pay of approximately $54,000.

Pursuant to a severance agreement with Jack Kohler, our former Chief Financial Officer, we paid Mr. Kohler six months severance upon the termination of his employment in connection with the Merger. His severance pay was $45,000 and included payment of health insurance premiums for the six-month severance period. Jack Kohler is the brother of Gary Kohler, who is currently a member of our board of directors.

Report of Compensation Committee on Option Repricings

The Compensation Committee of our board of directors has furnished the following report regarding the repricing of options during fiscal 2002. All options repriced during fiscal 2002 either resulted from an exchange of outstanding options granted under our 1997 Long-term Incentive and Stock Option Plan (the “1997 Plan”) for new options with a lower exercise price under the 1997 Plan, or an amendment to outstanding options granted under the Sontra Medical, Inc. 1999 Stock Option and Incentive Plan (the “1999 Plan”, collectively with the 1997 Plan, the “Plans”), as applicable, in each case as indicated below.

The Compensation Committee believes that our value to our shareholders is necessarily dependent upon our ability to attract and retain qualified and competent employees, including executive officers. The Plans were expressly established to provide an additional incentive to such individuals to continue in our service. In September 2002, the Compensation Committee believed that the intended incentive associated with certain options granted in connection with the hiring of our Chief Executive Officer and Chief Financial Officer under the Plans had failed in that the exercise price per share of the options granted to such officers was significantly greater than the exercise price per share granted to other employees and consultants shortly prior to their hiring. As a result, the Compensation Committee of our board believed that it was in our best interests and the best interests of our shareholders to reprice such options because by repricing the options set forth on the table below, previously granted to the executive officers named below, we restored the incentive for such officers. The options granted in replacement of options previously granted under the 1997 Plan, as indicated below, were made with an exercise price equal to the fair market price of the underlying Common Stock on the date of the repricing. The options repriced by amendment to Mr. Davison’s existing option agreement dated May 20, 2002, granted pursuant to the 1999 Plan, as indicated below, were repriced with an exercise price equal to the exercise price of options granted to other employees and consultants shortly prior to the consummation of the Merger. As a result of these repricings, the Company will recognize the intrinsic value of these options over the remaining vesting terms. As of December 31, 2002, the Company recorded additional paid-in capital of approximately $2,051,000, deferred compensation of approximately $1,854,000 and non-cash compensation expense of $197,000 for the year ended December 31, 2002. The intrinsic value will continue to be re-measured each period throughout the life of the options. This re-measurement process will result in unpredictable charges or credits, based on fluctuations in quoted prices for the Company’s Common Stock. The number of shares subject to exercise and the vesting periods of these options remain unchanged.

The following table provides information related to each option repricing held by any of our executive officers during the last completed fiscal year:

Name and Principal Position	Date of Repricing or Exchange	Number of Securities Underlying Options Repriced or Exchanged(#)		Market Price of Stock at Time of Repricing or Exchange($)		Exercise Price at Time of Repricing or Exchange($)			New Exercise Price($)		Date of Original Option Grant
Thomas Davison Chief Executive Officer	9/23/02 9/23/02	359,914 340,086	(1) (2)	$ $	2.55 2.55	$ $	3.05 3.74	(2)	$ $	2.55 .5189	June 28, 2002 May 20, 2002

Sean Moran Chief Financial Officer	9/23/02	150,000	(1)		$2.55		$3.30			$2.55	June 28, 2002

(1)	These options were granted in replacement of options previously granted pursuant to the 1997 Plan. The previously granted options have been cancelled.
(2)	These options were previously granted pursuant to the 1999 Plan and were repriced by an amendment to the original option agreement. The original option was exercisable for 1,764,850 shares of common stock of SMI, at an exercise price of $.72 per share, and was assumed by us in connection with the Merger. Following the Merger, the option was exercisable (on an as-converted basis) for 340,086 shares of our Common Stock at an exercise price of $3.74 per share. This option was repriced by amendment from $.72 to $.10 per share (on a pre-Merger basis) or from $3.74 to $.5189 per share of our Common Stock (on an as-converted basis following the Merger).

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2002, including our 1997 Long-Term Incentive and Stock Option Plan. The numbers reflected in the table below do not include the number of shares available pursuant to the 2003 Stock Option and Incentive Plan, as those shares are contingent on shareholder approval at the Annual Meeting, and the number of shares issued and outstanding under the Sontra Medical, Inc. 1999 Stock Option and Incentive Plan which were assumed by the Company in connection with the Merger.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,411,281		$2.24	30,179
Equity compensation plans not approved by security holders (1)	217,224		$4.99	N/A
Total	1,628,505	(2)	$2.61	30,179

(1)	From time to time prior to the consummation of the Merger, we have compensated various consultants and advisors with warrants to purchase shares of Common Stock, outside of the 1997 Long-Term Incentive and Stock Option Plan approved by our shareholders. Such issuances were not granted pursuant to a formal equity compensation plan approved by the board of directors, but instead, each grant was an individual equity compensation arrangement, authorized by the board of directors and granted as compensation for goods or services. All such grants were pursuant to similar forms of warrants. There were a total of three such grants, with terms of five, five and ten years, respectively, to purchase a total of 10,000, 57,224 and 150,000 shares of our Common Stock, respectively. The exercise prices are $5.00, $4.95 and $5.00 per share, respectively.
(2)	In connection with the Merger, we assumed the outstanding options granted under the Sontra Medical, Inc. 1999 Stock Option and Incentive Plan (the “1999 Plan”). Upon the consummation of the Merger, these options became exercisable for shares of our Common Stock based on an exchange ratio of 0.1927 of a share of our Common Stock for each share of SMI common stock. The exercise prices were adjusted accordingly. Because the 1999 Plan itself was not assumed in connection with the Merger, except to the extent that the 1999 Plan shall govern the terms of the related options assumed in connection with the Merger, no additional options are available for issuance pursuant to the 1999 Plan. As of December 31, 2002, the outstanding options under the 1999 Plan were exercisable for an aggregate of 782,537 shares of our Common Stock, with a weighted-average exercise price of $0.5189 per share.

AUDIT COMMITTEE REPORT

The board of directors has an Audit Committee which oversees the Company’s accounting and financial functions, including matters relating to the appointment and activities of the Company’s independent auditors. The Audit Committee regularly discusses with management and the outside auditors the financial information developed by the Company, the Company’s systems of internal controls and its audit process. The Audit Committee recommends to the board of directors each fiscal year the appointment of the independent auditors and reviews periodically the auditors’ performance and independence from management. The Audit Committee met with the independent auditors (both with and without the presence of the Company’s management) to review and discuss the matters required to be discussed by Statement of Accounting Standards 61 (Codification of Statements on Auditing Standards), including various matters pertaining to the audit, including the Company’s financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company.

The board of directors has adopted a written charter for the Audit Committee setting out the audit related functions the committee is to perform. A copy of the charter is attached to this proxy statement as Appendix A. This year, the Audit Committee reviewed the Company’s audited financial statements and met with both management and Wolf & Company, P.C., the Company’s independent auditors, to discuss those financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee has received from and discussed with Wolf & Company the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also discussed with Wolf & Company any matters required to be discussed by SAS No. 61 (Codification of Statements on Auditing Standards, AU Sec. 380).

Based on these reviews and discussions, the Audit Committee recommended to the board of directors that the Company’s audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

The current members of the Audit Committee are Mr. Martin P. Sutter, Dr. W. Leigh Thompson and Michael R. Wigley, each of whom is “independent” as defined in Rule 4200 of the National Association of Securities Dealers’ listing standards. Prior to the consummation of the Merger, the Audit Committee consisted of Robert A. Hegstrom, Gary S. Kohler and Michael R. Wigley.

Respectfully Submitted by the

Audit Committee:

Michael R. Wigley (Chairman)

Martin P. Sutter

W. Leigh Thompson

Independent Public Accountants

On August 14, 2002, the Audit Committee of our board of directors approved the engagement of Wolf & Co., P.C. (“Wolf”) as our independent accountant for the fiscal year ending December 31, 2002 to replace the firm of Arthur Andersen LLP (“AA”), who were dismissed as our independent accountant with effect from August 14, 2002. The reports issued by AA with respect to its audits of our financial statements for the fiscal years ended December 31, 2000 and 2001 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. However, such reports did include an opinion that we will need to obtain additional funding in order to continue as a “going concern.” A “going concern” paragraph in an audit opinion means that the auditor has identified certain conditions or events that indicate there could be reasonable doubt about our ability to continue as a going entity for a period of one year from the date of the financial statements.

During our fiscal years ended December 31, 2000 and 2001, the six month interim period which ended on June 30, 2002, and the interim period that commenced on July 1, 2002 and ended on the date when AA was replaced as our auditors, there were no disagreements with AA on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of AA would have caused AA to make reference thereto in any report issued or to be issued by it in connection with its audit of our financial statements. During that time, there were no “reportable events” as set forth in Item 304(a)(1)(v)(A)-(D) of Regulation S-B (“Regulation S-B”) adopted by the SEC. We did not consult Wolf during our last two fiscal years and through the interim period to August 14, 2002 regarding any of the matters specified in Item 304(a)(2) of Regulation S-B.

Prior to the consummation of the Merger, our independent accountant was Schechter Dokken Kanter Andrews & Selcer Ltd. (“Schechter”) and the independent accountant of SMI was AA. Because the Merger is being accounted for as a reverse acquisition, the historical financial statements of SMI constitute our historical financial statements as of the consummation of the Merger. As a result, after the consummation of the Merger, AA continued to serve as the Company’s independent accountant. Therefore, upon the consummation of the Merger on June 20, 2002, there was a change in our independent accountant from Schechter to AA and, accordingly, Schechter was dismissed as our independent accountant. The reports of Schechter on our financial statements for the fiscal years ended December 31, 2000 and 2001 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the board of directors.

During our fiscal years ended December 31, 2000 and December 31, 2001 and through the subsequent interim period to June 20, 2002, we did not have any disagreement with Schechter on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to Schechter’s satisfaction, would have caused Schechter to make reference to the subject matter of the disagreement in connection with its audit of our financial statements. During that time, there were no “reportable events” as set forth in Item 304(a)(1)(v)(A)-(D) of Regulation S-B. AA had been the independent accountant for SMI since January 2002 and we regularly consulted AA since that time until our dismissal of AA on August 14, 2002. Sontra Medical Corporation, as the continuing reporting entity for accounting purposes, did not consult AA during our last two fiscal years and through the interim period to June 20, 2002 regarding any of the matters specified in Item 304(a)(2) of Regulation S-B.

Audit Fees

The aggregate fees billed or estimated to be billed by Wolf & Company, P.C. for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2002 and for the review of the financial statements included in our Form 10-QSB for the period ended September 30, 2002 are $42,000.

The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2001 and 2000 and for the review of the financial statements included in our Form 10-QSB for the period ended June 30, 2002 were $120,000.

The aggregate fees billed by Schechter Dokken Kanter Andrews & Selcer Ltd. for professional services rendered for the review of the financial statements included in our Form 10-Q for the period ended March 31, 2002 were $2,500.

Financial Information Systems Design and Implementation Fees

We paid no fees for financial information systems design and implementation professional services for the fiscal year ended December 31, 2002.

All Other Fees

The aggregate fees billed or estimated to be billed by Wolf & Company, P.C. for services other than those described above for the fiscal year ended December 31, 2002 were $3,500.

The aggregate fees billed by Schechter Dokken Kanter Andrews & Selcer Ltd. for services other than those described above for the fiscal year ended December 31, 2002 were $22,250. These additional services included the audit of our May 2002 balance sheet (in connection with the Merger), assistance with the filing of our  Form S-8, assistance with the IRS audit of our 1999 and 2000 corporate tax returns, and the preparation of our 2001 Corporate tax returns.

There were no fees billed by Arthur Andersen LLP for services other than those described above for the fiscal year ended December 31, 2002.

Our Audit Committee has determined that the provision of the services provided by Wolf & Company, P.C. as set forth herein are compatible with maintaining Wolf & Company’s independence.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of February 28, 2003 by the following individuals or entities: (i) each person who beneficially owns 5% or more of the outstanding shares of our Common Stock as of February 28, 2003; (ii) the Named Executives; (iii) each director and nominee for director; and (iv) all our current executive officers and directors, as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. As of February 28, 2003, there were issued and outstanding 9,395,521 shares of our Common Stock, and no shares of our Preferred Stock. In computing the number of shares of our Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options currently exercisable or exercisable within 60 days after February 28, 2003 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Ownership(2)	Percent of Class
	Principal Shareholders:

Common Stock	Essex Woodlands Health Ventures Fund IV, L.P. (3)(10) 15001 Walden Road, Suite 101 Montgomery, Texas 77356	1,403,429	14.9%
Common Stock	Vanguard VI, L.P. (3)(13) 1330 Post Oak Blvd., Suite 1550 Houston, TX 77056	1,357,710	14.5%
Common Stock	H&Q Healthcare Investors (3)(14) 50 Rowes Wharf 4th Floor Boston, MA 02110	1,142,702	12.2%
Common Stock	Michael R. Wigley (3)(4)	1,365,675	14.1%
Common Stock	Gary S. Kohler (3)(5)	807,017	8.5%
Common Stock	James R. McNab Jr. (3)(6)	517,822	5.5%
Common Stock	Joseph Kost (3)(7)	514,233	5.4%
Common Stock	Robert S. Langer (3)(8)	503,370	5.4%
Common Stock	Martin P. Sutter (12)	1,453,429	15.5%
Common Stock	W. Leigh Thompson (11)	50,000	*
Common Stock	Thomas W. Davison(16)	7,861	*
Common Stock	Sean Moran(15)	4,522	*
Common Stock	All directors and executive officers as a group (9 persons) (9)	5,112,518	51.7%

*	Less than one percent of the outstanding Common Stock.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Sontra Medical Corporation, 58 Charles Street, Cambridge, Massachusetts 02141.
(2)	The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.
(3)

Does not include the following additional shares of Common Stock listed under the column titled “Disclaimed Shares” below which relate to the aggregate number of shares owned by the other parties to a certain director voting agreement, dated as of June 20, 2002, which provides for the election of Gary Kohler and Michael Wigley as directors of the Company, signed by the following parties in connection with the Merger. The director voting agreement does not impact the vote of such parties on any proposal contained in this Proxy Statement other than as set forth in the preceding sentence. The director voting agreement is effective until the later to occur of (i) the third anniversary of the effective date of the Merger or (ii) immediately following third shareholder meeting called for the purpose of electing directors following the Merger:

	Disclaimed Shares	Total Shares Subject to Voting Agreement
Gary S. Kohler	6,343,804	7,312,264
Michael R. Wigley	6,345,055	7,312,264
James R. McNab, Jr.	6,794,442	7,312,264
Joseph Kost	6,799,259	7,312,264
Robert S. Langer	6,808,894	7,312,264
Essex Woodlands Health Ventures Fund IV, L.P.	5,858,835	7,312,264
Vanguard VI, L.P.	6,008,476	7,312,264
Vanguard VI Affiliates Fund, L.P.	7,258,342	7,312,264
H&Q Healthcare Investors	6,626,643	7,312,264
H&Q Lifesciences Investors	6,855,183	7,312,264

(4)	Includes 291,666 shares that may be acquired within 60 days upon the exercise of stock options, and 106,800 shares held by Mr. Wigley as custodian for the benefit of his children.
(5)	Includes 50,000 shares that may be acquired within 60 days upon the exercise of stock options, and 40,000 shares held by Mr. Kohler as custodian for the benefit of his children.
(6)	Includes 24,087 shares that may be acquired within 60 days upon the exercise of stock options, and 106,918 shares that are held by the J.R. and M.W. McNab Family LLC.
(7)	Includes 19,270 shares that may be acquired within 60 days upon the exercise of stock options.
(8)	Includes 9,635 shares that may be acquired within 60 days upon the exercise of stock options, and 28,905 shares held by Laura Langer as custodian for Dr. Langer’s minor children.
(9)	Includes 494,658 shares that may be acquired within 60 days upon the exercise of stock options. Also includes 1,228 shares relating to the Company’s matching contribution to Dr. Kost’s 401(k) account for the year ended December 31, 2002.
(10)	This information is as of December 31, 2002 and is based solely on Schedule 13G filed by Essex Woodlands Health Ventures Fund IV, L.P. (“EWHV IV”), dated February 14, 2003. Essex Woodlands Health Ventures Fund IV, L.L.C. is the general partner of Essex Woodlands Health Ventures Fund IV, L.P.
(11)	Includes 50,000 shares that may be acquired by Mr. Thompson within 60 days upon the exercise of stock options.
(12)	Includes 1,403,429 shares held by EWHV IV. Mr. Sutter is a managing member of Essex Woodlands Health Ventures Fund IV, L.L.C, the general partner of EWHV IV and, as such, may be deemed to share voting and investment power with respect to such shares. Mr. Sutter disclaims any beneficial ownership of such shares except in such shares as Mr. Sutter has an actual pecuniary interest. Also includes 50,000 shares that may be acquired by Mr. Sutter within 60 days upon the exercise of stock options.
(13)	This information is as of December 31, 2002 and is based solely on Schedule 13G filed by H&Q Healthcare Investors, dated February 14, 2003. Includes 457,081 shares beneficially owned by H&Q Life Sciences Investors, L.P, of which Daniel Omstead is President and Chief Executive Officer. Also includes 685,621 shares beneficially owned by H&Q Healthcare Investors, of which Daniel Omstead is President and Chief Executive Officer.
(14)	This information is as of December 31, 2002 and is based solely on Schedule 13G filed by Vanguard VI, L.P, dated February 14, 2003. Includes 1,303,788 shares beneficially owned by Vanguard VI, L.P, of which Vanguard VI Venture Partners, L.L.C. is the general partner. Also includes 53,922 shares beneficially owned Vanguard VI Affiliates Fund, L.P., of which Vanguard VI Venture Partners, L.L.C. is the general partner.
(15)	Includes 1,322 shares relating to the Company’s matching contribution to Mr. Moran’s 401(k) account for the year ended December 31, 2002.
(16)	Includes 1,861 shares relating to the Company’s matching contribution to Dr. Davison’s 401(k) account for the year ended December 31, 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We subleased office space to RePharma Biomedical, Inc. (“RePharma”), a company founded by James R. McNab Jr., a director and Chairman of our board, during the years ended December 31, 2000 and 2001, and the three months ended March 31, 2002. Repharma paid us rent totaling approximately $42,000, $42,000 and $6,000, respectively, during such periods. In the opinion of management, this sublease was entered into at market prices and terms and reflects an arm’s-length transaction. RePharma no longer sublets this office space.

From July 1, 2000 until January 2, 2002, we invested $2,000,000 in Whitebox Arbitrage Fund, LLC. Andrew Redleaf, who was at such time a holder of more than 10% of our Common Stock, is President of Whitebox Advisors, Inc., which is the general partner of Whitebox Arbitrage Fund, LLC. The Company no longer holds this investment and Mr. Redleaf is no longer a beneficial holder of 5% or more of our Common Stock.

Immediately following the Merger, Michael Wigley, one of our directors, purchased 75,000 shares of our Common Stock from Jeffrey Paletz, our former President, for a purchase price of $2 per share. At such time, Mr. Paletz also gifted 2,000 shares of our Common Stock to Mr. Wigley and 2,000 shares of our Common Stock to each of Mr. Wigley’s three daughters.

In connection with the Merger, we assumed Dr. Langer’s previous consulting agreement with SMI providing for an annual salary of $120,000. On November 1, 2002, we amended this consulting agreement with Dr. Langer. Under the new agreement, effective January 1, 2003, Dr. Langer’s annual salary was reduced to $59,000. This agreement may be terminated by either party at any time.

Pursuant to the terms of an option agreement between Jack Kohler and Gary Kohler dated April 27, 1997, Gary Kohler granted Jack Kohler the option to purchase 200,000 shares of our Common Stock held by Gary Kohler for an aggregate exercise price of $155,000, payable in cash or via cashless exercise. The option was exercised in full in January of 2003, via cashless exercise, by payment of 38,557 shares of our Common Stock.

See also disclosure in the sections entitled “Report of Compensation Committee of Option Repricings”, “Compensation of Directors” and “Employment Contracts and Termination of Employment, and Change-in-Control Arrangements” herein, regarding other related party transactions.

Generally, it is our policy not to engage in any material transactions with officers, directors or beneficial holders of 5% or more of our Common Stock, or affiliates of such persons, unless the terms of any such transaction are no less favorable to us than those that could be obtained from unaffiliated third parties and are approved by a majority of our independent directors who do not have an interest in the transaction and who have had access, at our expense, to our or independent legal counsel. Further, we will not make loans to officers and directors, or their affiliates, for the purpose of purchasing our securities.

PROPOSAL 2

AMENDMENT OF THE COMPANY’S

AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY

In March 2003, our board of directors approved and recommended to our shareholders that the we amend our amended and restated articles of incorporation (the “Charter”) to increase the number of authorized shares of Common Stock, par value $.01 per share, from 20,000,000 to 40,000,000 shares. Shares of our Common Stock, including the additional shares proposed for authorization, do not have preemptive or similar rights. The full text of the proposed amendment to our Charter is included in the second amended and restated articles of incorporation attached to this Proxy Statement as Appendix B.

As of the Record Date, there were approximately 9,400,935 shares of Common Stock issued and outstanding and approximately 3,158,996 shares of Common Stock reserved for future issuance pursuant to outstanding options and/or warrants granted under our stock plans, or otherwise. Prior to the amendment to the Charter, the board of directors has authority to issue approximately 6,940,069 additional shares of Common Stock without further shareholder approval. If the amendment to the Charter is approved, the board of directors will have the authority to issue approximately 26,940,069 additional shares of Common Stock without further shareholder approval (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock market rules).

Although we have not entered into any agreements or understandings to issue any of the shares resulting from the proposed amendment of the Charter, the board of directors believes the authorized number of shares of Common Stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the board of directors to be necessary or desirable. These purposes may include, without limitation: attracting and retaining valuable employees by the issuance of additional stock options, including additional shares reserved for future option grants under our proposed 2003 Stock Option and Incentive Plan; entering into collaborative research and development arrangements with other companies in which shares of capital stock, or the right to acquire such shares, is part of the consideration; facilitating broader ownership of our capital stock by effecting a stock split or issuing a stock dividend; and acquiring other businesses in exchange for shares of our capital stock. The board of directors considers the authorization of additional shares of Common Stock advisable to ensure prompt availability of shares for issuance should the occasion arise. The issuance of additional shares of Common Stock could have the effect of diluting earnings per share and book value per share, which could adversely affect our existing shareholders.

In the event that our shareholders approve this Proposal 2 and Proposal 4, which includes a proposal to adopt the second amended and restated articles of incorporation, the second amended and restated articles of incorporation will increase the number of authorized shares of Common Stock and Preferred Stock set forth in the proposed second amended and restated articles of incorporation to 40,000,000 shares. If the Company’s shareholders do not approve Proposal 4, but only approve this Proposal 2, the current amended and restated articles of incorporation will be revised solely to increase the number of authorized shares of Common Stock to 40,000,000 shares.

The adoption of the amendment to the Charter set forth in this Proposal 2, requires the affirmative vote of the holders of at least a majority of the voting power of the shares represented in person or proxy at the Annual Meeting with authority to vote on such matter (provided a quorum is represented).

The Board of Directors Recommends a Vote “FOR” the

Approval of the Amendment to the Company’s Amended and Restated Articles of Incorporation to increase the Authorized Common Stock of the Company

PROPOSAL 3

AMENDMENT OF THE COMPANY’S

AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED PREFERRED STOCK OF THE COMPANY

In March 2003, our board of directors approved and recommended to our shareholders that the we amend our Charter to increase the number of authorized shares of Preferred Stock, par value $.01 per share, from 5,000,000 to 10,000,000 shares. The full text of the proposed amendment to our Charter is included in the second amended and restated articles of incorporation attached to this Proxy Statement as Appendix B.

As of the Record Date, there were no shares of Preferred Stock issued and outstanding and, prior to the amendment to the Charter, the board of directors has authority to issue 5,000,000 additional shares of Preferred Stock, commonly known as “blank check” preferred stock, without further shareholder approval. If the amendment to the Charter is approved, the board of directors will have the authority to issue 10,000,000 additional shares of Preferred Stock without further shareholder approval (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock market rules). The Preferred Stock may be issued from time to time in one or more series, and the board of directors, without further approval of its shareholders, is authorized to fix the relative rights, preferences, privileges and restrictions applicable to each series of Preferred Stock. Such shares of Preferred Stock, if and when issued, may have rights, powers and preferences superior to those of our Common Stock. The holders of Common Stock will not have any preemptive or similar rights in the event of any issuances of Preferred Stock.

Although we have not entered into any agreements or understandings to issue any of the shares resulting from the proposed amendment of the Charter, the board of directors believes the authorized number of shares of Preferred Stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the board of directors to be necessary or desirable. These purposes may include, without limitation: raising capital through the sale of Preferred Stock or securities convertible into Preferred Stock; and entering into collaborative research and development arrangements with other companies in which shares of Preferred stock, or the right to acquire such shares, is part of the consideration. The board of directors considers the authorization of additional shares of Preferred Stock advisable to ensure prompt availability of shares for issuance should the occasion arise. The issuance of additional shares of Preferred Stock could have the effect of diluting earnings per share and book value per share, which could adversely affect our existing shareholders.

In the event that our shareholders approve this Proposal 3 and Proposal 4, which includes a proposal to adopt the second amended and restated articles of incorporation, the second amended and restated articles of incorporation will increase the number of authorized shares of Preferred Stock set forth in the proposed second amended and restated articles of incorporation to 10,000,000 shares. If the Company’s shareholders do not approve Proposal 4, but only approve this Proposal 3, the current amended and restated articles of incorporation will be revised solely to increase the number of authorized shares of Preferred Stock to 10,000,000 shares.

The adoption of the amendment to the Charter set forth in this Proposal 3, requires the affirmative vote of the holders of at least a majority of the voting power of the shares represented in person or proxy at the Annual Meeting with authority to vote on such matter (provided a quorum is represented).

The Board of Directors Recommends a Vote “FOR” the

Approval of the Amendment to the Company’s Amended and Restated Articles of Incorporation to increase the authorized Preferred Stock of the Company

PROPOSAL 4

ADOPTION OF THE COMPANY’S

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

AND

AMENDED AND RESTATED BYLAWS

In March 2003, our board of directors adopted, subject to shareholder approval, the second amended and restated articles of incorporation as set forth in Appendix B and the amended and restated bylaws as set forth in Appendix C. The proposed second amended and restated articles of incorporation and amended and restated bylaws, as more fully described below, implement certain procedural changes to our existing Charter and bylaws and implement additional changes designed to deter hostile takeover attempts. The board has determined that a hostile takeover attempt can disrupt the pursuit of our day-to-day business objectives and long-term strategies, and thereby jeopardize long-term shareholder value. Also, a hostile acquirer may seek to acquire us on terms that are less favorable to the shareholders as a whole than those that might be obtained through a negotiated, board-approved transaction. The board believes, therefore, that the adoption of the “anti-takeover” provisions encompassed within Proposal 4 is in the best interests of our shareholders. The board is not aware that any person or entity is seeking to accumulate our shares or otherwise obtain control of us through a tender offer, exchange offer or other means. The board believes that the proposed changes should be adopted in any event, so that we, our management and our shareholders may have greater assurance that we will not be subject to the disruptions and costs often associated with hostile takeover efforts and that, in the event that a takeover proposal is received, the board will be in a better position to fully study the proposal and, if appropriate, negotiate the most favorable transaction terms.

Despite the belief of the board of directors as to the benefits to shareholders of the proposed anti-takeover provisions summarized below, those changes may also have the effect of discouraging a future takeover attempt which is not approved by the board of directors but which some or all of our shareholders may deem to be in their best interest or in which shareholders may receive a premium for their shares over current market prices. As a result, shareholders who might desire to participate in such transactions may not have the opportunity to do so. Shareholders also should note that some provisions of the proposed anti-takeover provisions may make it more difficult for holders of over a majority of the voting power of our Common Stock to change the composition of the board of directors in circumstances which do not involve a takeover attempt or a related party business combination, but where the only reason for such change may be the performance of the incumbent directors.

We know of no rules or practices of The Nasdaq SmallCap Market, on which our Common Stock is traded, that limit our ability to adopt the anti-takeover measures summarized below or that might cause The Nasdaq SmallCap Market to de-list our Common Stock in the event that this Proposal 4 is adopted. The board presently does not intend to propose other anti-takeover measures in future proxy solicitations.

If the proposed second and amended restated articles of incorporation are approved by our shareholders, they will become effective on the date on which the same are filed with the Secretary of State of the State of Minnesota. The Company presently intends to make this filing, subject to shareholder approval, immediately following the 2003 Annual Meeting. The amended and restated bylaws will become effective upon approval by the shareholders.

Summary of Proposed Changes to the Amended and Restated Articles of Incorporation and Bylaws.

Set forth below is a summary of the “anti-takeover” provisions that the proposed second amended and restated articles of incorporation and amended and restated bylaws together make to our existing Charter and bylaws. Such anti-takeover provisions were considered and approved by the board. The second amended and restated articles of incorporation and amended and restated bylaws also include certain other administrative amendments, which are not summarized herein, which restate certain corporate governance provisions already applicable to the Company under Minnesota law. These provisions relate to such matters as the ability of the board of directors to hold meetings by telephone conference, act without a meeting, fix record dates, delegate authority to committees, determine executive compensation and declare dividends. These provisions were also approved by the board. While the Company does not view these administrative amendments as material, we nonetheless urge you to review the full text of the second amended and restated articles of incorporation and amended and restated bylaws set forth in Appendix B and Appendix C, respectively, prior to voting on this Proposal 4.

The following summaries are qualified in their entirety by reference to the full text of the proposed second amended and restated articles of incorporation and amended and restated bylaws included in Appendix B and Appendix C attached hereto.

ELIMINATION OF SHAREHOLDER ACTION BY WRITTEN CONSENT.

Summary of Related Amendment

Minnesota law allows that, unless otherwise provided in the articles of incorporation, the shareholders of a corporation may take action by unanimous written consent in lieu of a meeting. Our current Charter and bylaws do not restrict the shareholders’ ability to take action by written consent. The existing Charter and bylaws accordingly present the possibility that shareholder action could be taken without prior notice to or the involvement of the board. The proposed second amended and restated articles of incorporation and amended and restated bylaws prohibit shareholders from taking action by written consent in lieu of a meeting.

Considerations in Support of and Against This Provision

The board is proposing to eliminate shareholder actions by written consent to reduce the possibility that a potential acquirer might regard us as an attractive target for a hostile takeover attempt. If this Proposal 4 is approved, all shareholder actions sought by a hostile acquirer will be required to be taken at an annual meeting of the shareholders, and the board will have prior notice of and an opportunity to evaluate and respond to all such proposed actions. The board of directors also believes that the shareholders should have an opportunity to participate in determining any proposed action, and to express their views thereon at a meeting. Thus, this provision provides any non-consenting shareholders with the opportunity to review any proposed action, to express their views and to take any action deemed appropriate by them. At the same time, however, the elimination of shareholder actions by written consent could postpone the consideration of a shareholder proposal, including a proposal supported by some or all of our shareholders, until the next shareholders meeting.

ELMINATION OF SHAREHOLDER’S ABILITY TO CALL SPECIAL MEETINGS OF THE SHAREHOLDERS.

Summary of Related Amendment

Minnesota law provides that special meetings of shareholders may be called by the chief executive officer, the chief financial officer, two or more directors, by such persons as may be authorized by the articles of incorporation or the bylaws or by the shareholders in certain limited instances. Our bylaws presently permit one or more shareholders holding at least 10% of the outstanding shares of stock to request that a special meeting of shareholders be called. The proposed amended and restated bylaws provide that a special meeting may be called only by the Chairman, a majority of the board of directors or the Chief Executive Officer. The practical effect of this change, if approved, is that shareholders desiring to bring business before a shareholder meeting may be required to await the next annual meeting of shareholders and comply with the advance written notice requirements described below.

Considerations in Support of and Against this Provision

By eliminating the right of shareholders to call a special meeting, and thereby lengthening the amount of time required to take shareholder actions, we are deterring hostile takeover attempts that otherwise would involve a special meeting of the shareholders called by the potential acquirer. The elimination of the right of the shareholders to a call a special meeting is potentially disadvantageous to shareholders, however, because  a shareholder proposal that otherwise might have been considered at a special shareholders meeting called by a shareholder or group of shareholders possibly may not be considered until the next annual meeting of shareholders at which the proposal can be introduced in accordance with the applicable notice requirements.

SHAREHOLDERS PROPOSALS FOR BUSINESS AT MEETINGS OF SHAREHOLDERS.

Summary of Related Amendment

Our existing bylaws do not require that a shareholder give advance written notice of business that it wishes to introduce at a meeting of shareholders. Under the proposed amended and restated bylaws, a shareholder seeking to bring business before an annual meeting of shareholders, or to nominate candidates for election as directors at an annual meeting of shareholders, must provide timely notice of this intention in writing. To be timely, a shareholder’s notice must be delivered to our Secretary at our principal executive offices not less than 120 days nor more than 150 days, prior to the first anniversary of the date of our notice of annual meeting with respect to the previous year’s annual meeting of shareholders. However, unless otherwise required by the Exchange Act, if the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting or if no proxy statement was delivered to shareholders in connection with the preceding year’s annual meeting, then notice by the shareholder must be delivered not earlier than 90 days prior to such annual meeting and not later than 60 days prior to such annual meeting or 10 days following the first public announcement of the date of such meeting by the Company. The proposed amended and restated bylaws also include a provision governing the ability of a shareholder to make director nominations at special meetings that requires notice of such nomination within the periods set forth in the preceding sentence, and further specifies requirements as to the form and content of such shareholder’s notice. These provisions, if approved, may preclude shareholders from bringing matters before an annual meeting of shareholders or from making nominations for directors at an annual or special meeting of shareholders.

Considerations in Support of and Against this Provision

The proposed notice requirements can serve to discourage hostile takeover attempts owing to the amount of time required for introducing any takeover-related proposals or director nominations at a shareholders meeting. In the event that a takeover proposal is offered for shareholder approval, the proposed notice requirements provide the directors adequate time to carefully consider and respond to the proposal. The proposed notice requirements are applicable to all shareholder proposals, however, and consequently can serve to delay efforts by shareholders to introduce a shareholder proposal or make a director nomination unrelated to a takeover attempt, even if such proposal might be favored by some or all of our shareholders.

REMOVAL OF DIRECTORS BY SHAREHOLDERS.

Summary of Related Amendment

Minnesota law provides that, unless otherwise provided in the articles of organization or bylaws, a director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Our bylaws presently do not restrict the ability of our shareholders to remove directors in accordance with Minnesota law. The proposed second amended and restated articles of incorporation and amended and restated bylaws provide that a director may be removed only for cause upon the vote of at least 75% of the shares entitled to vote at an election of directors. The provisions requiring a 75% vote and cause for the removal of a director, if approved, will in practice make it more difficult for the shareholders to remove a director.

Considerations in Support of and Against this Provision

We believe that these provisions limiting the rights of shareholders to remove directors may deter a potential hostile acquirer from attempting to gain control of our board. These provisions may be disadvantageous to the shareholders, however, for the reasons mentioned in the discussion of the effects of supermajority voting provisions in the following paragraph, and because it will be more difficult for the shareholders to remove a director prior to the conclusion of such director’s term.

INCREASING REQUIRED VOTE TO AMEND THE ARTICLES OF INCORPORATION AND BYLAWS.

Summary of Related Amendment

Our existing Charter may be amended by a majority of the shares present in person or proxy at any meeting or special meeting, duly called for the purpose, at which a quorum is present. Our existing bylaws may be amended by a majority vote of the outstanding shareholders. Most provisions of the proposed second amended and restated articles of incorporation may be amended only by vote of at least 75% of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, except that the number of authorized shares of capital stock may be increased by majority vote and the fair price provision described below may only be amended by a vote of at least 90% of the voting power of our shares of capital stock, voting together as a single class. The proposed amended and restated bylaws may be amended by a majority of the directors present at any regular or special meeting of the board of directors at which a quorum is present, or upon the vote of at least 75% of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Considerations in Support of and Against this Provision

The board believes that these supermajority voting requirements tend to deter hostile takeover attempts insofar as they make it more difficult for a potential acquirer to obtain changes to our Charter and bylaws integral to its hostile takeover strategy. These requirements will additionally help ensure continuity and not subject the Company to the instability of having its corporate governance regularly altered. However, the supermajority voting requirements could have the effect of enabling management to obtain a veto power over a potential future hostile takeover transaction, regardless of whether the transaction is desired by or beneficial to some or all of the shareholders, and in that way, could enable management in the future to retain their positions. In addition, the supermajority voting requirements could give the holder or holders of a minority of the outstanding shares entitled to vote on a hostile takeover proposal a veto over the proposal, even though the proposal is supported by management and/or some or all of the other shareholders. More generally, the supermajority voting requirements also could prove disadvantageous in the future to shareholders that are seeking to amend our Charter or bylaws, because the proposal will need a supermajority vote rather than a simple majority vote for passage.

BOARD AUTHORITY TO DETERMINE NUMBER OF DIRECTORS.

Summary of Related Amendment

Our existing bylaws provide that the number of directors shall be three or more, and that the number may be increased or decreased from time to time as determined by the shareholders. The proposed second amended and restated articles of incorporation and amended and restated bylaws provide that the number of directors shall instead be determined by resolution of a majority of our board of directors, but in no event less than three.

Considerations in Support of and Against this Provision

The purpose of these amendments are to provide flexibility to the directors in determining the optimal size of our board, and to inhibit a third party from increasing the number of directors and filling the newly created vacancies in an attempt to gain control of our board. However, these amendments may also prohibit the shareholders from increasing or decreasing the number of directors where otherwise supported by some or all of our shareholders.

FACTORS THAT THE BOARD MAY CONSIDER WHEN EVALUATING A TENDER OR EXCHANGE OFFER OR POTENTIAL BUSINESS COMBINATION.

Summary of Related Amendment

Our existing Charter and bylaws do not delineate the factors that the board may consider when evaluating another party’s offer to make a tender or exchange offer or to effect a business combination. The proposed second amended and restated articles of incorporation provides that in such circumstances, the board, in connection with the exercise of its judgment in determining what is in the best interests of the Company as a whole, shall be authorized to give due consideration to any such factors that it determines to be relevant, including, without limitation: (i) the interests of our shareholders, including the possibility that these interests might be best served by our continued independence; (ii) whether the proposed transaction might violate federal or state laws; (iii) not only the consideration being offered in the proposed transaction, in relation to the then current market price for our outstanding capital stock, but also to the market price for our capital stock over a period of years, the estimated price that might be achieved in a negotiated sale of the Company as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and our financial condition and future prospects; and (iv) the social, legal and economic effects upon employees, suppliers, customers, creditors and others having similar relationships with our, upon the communities in which we conduct our business and upon the economy of the state, region and nation.

Considerations in Support of and Against this Provision

Such a provision affords the board more latitude when evaluating a tender or exchange offer, but also may provide a basis upon which the board might reject a proposal that may offer highest short-term share price.

FAIR PRICE PROVISION.

Summary of Related Amendment

At present, except as set forth in the Minnesota Control Share Acquisitions Statute (described below under “Minnesota Anti-Takeover Law”), mergers, consolidations, reclassifications of securities and sales of substantially all of the assets of the Company must generally be approved by the vote of the holders of a majority of the shares outstanding and entitled to vote at a meeting called for such purpose. Some other transactions, such as sales of less than substantially all of the assets of the Company, mergers involving a wholly-owned subsidiary of the Company, and recapitalizations not involving any amendments to the Charter, do not require shareholder approval. The proposed second amended and restated articles of incorporation contains a fair price provision pursuant to which a business combination (including, among other things, a merger or consolidation) between the Company and a related person (generally meaning any holder of more than 20% of the voting power of the Company), requires approval by the affirmative vote of the holders of at least 90% of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, unless the business combination is approved by a majority of the continuing directors (as defined below) and certain fair price criteria and procedural requirements specified in the fair price provision, as described more fully below, are met. If the business combination does not involve any cash or other property being received by any of the other shareholders, then the fair price criteria discussed below would not apply, and only approval by a majority of the continuing directors would be required. A continuing director under the fair price provision generally means a director who is unaffiliated with the related person and who was a director prior to the related person becoming a related person.

Under the fair price provision, the fair price criteria that must be satisfied to avoid the 90% shareholder voting requirement include, without limitation, the requirement that the consideration paid to our shareholders in a business combination must be either cash or the same form of consideration used by the related person in acquiring its beneficial ownership of the largest number of shares of our capital stock acquired by the related person. The fair price provision additionally requires that the aggregate amount of consideration received per share by our shareholders at least equal the greater of (i) the highest price per share paid by the related person for the applicable class of shares acquired by it within the two-year period immediately prior to the date of the announcement of the proposal or the date in which it became a related person, whichever price is greater, (ii) the fair market value of the shares, or (iii) in the case of any Preferred Stock, the preferential amount per share to which the holders of shares of such class are entitled in the event of any liquidation, dissolution or winding up of the Company. The related person would be required to meet the fair price criteria with respect to each class of our capital stock entitled to vote generally in the election of directors, whether or not the related person beneficially owned shares of that class prior to proposing the business combination.

Under the fair price provision, even if the foregoing fair price criteria are met, the following procedural requirements must be met if the business combination is to be exempt from the 90% voting requirement:—after the related person had become a related person and before the consummation of such business combination, (1) we must not have failed to declare and pay full quarterly dividends on any outstanding Company Preferred Stock, reduced the annual rate of dividends paid on our Common Stock or failed to increase such annual rate of dividends as necessary to reflect any reclassification, recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of our Common Stock, unless such failure, reduction or reclassification was approved by a majority of the continuing directors and (2) the related person must not have acquired any newly issued shares of our capital stock entitled to vote generally in the election of directors, directly or indirectly, from the Company, except as part of the transaction which results in such related person becoming a related person;—the related person must not have received, directly or indirectly (other than proportionately as a shareholder), at any time after becoming a related person, the benefit of any loans, advances, guarantees, pledges or other financial assistance or any tax advantages provided by the Company; and—a proxy or information statement describing the proposed business combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, must have been mailed to our shareholders at least 30 days prior to the consummation of the business combination and such proxy or information statement must have contained a recommendation as to the advisability or inadvisability of the business combination which any of the continuing directors may have furnished in writing to the board of directors. Additionally, the proposed second amended and restated articles of incorporation requires the affirmative consent of the holders of at least 90% of our shares of capital stock, voting together as a single class, to amend, revise or repeal the fair price provision.

Considerations in Support of and Against this Provision

Adoption of this fair price provision may significantly affect a third party’s interest in acquiring a substantial or controlling position in shares of Common Stock of the Company for a relatively low price, as well as enhance the ability of the board of directors to take action in light of this an acquisition by a third party. The board of directors has observed that it has become relatively common in corporate takeover practice for a third party to pay cash to acquire a substantial or controlling equity interest in a corporation and then to acquire the remaining equity interest by paying the balance of the shareholders a price for their shares that is lower than the price paid to acquire control and/or is in a less desirable form of consideration, such as securities of the acquiring party that do not have an established trading market at the time of issue. In these two-tier acquisitions, arbitrageurs and professional investors may be in a better position to take advantage of a more lucrative first-step acquisition than many long-term shareholders, who may have to accept a lower price in the second step. Changes in the federal securities laws have reduced, but not eliminated, advantages enjoyed by these arbitrageurs and professional investors. Moreover, in two-tier transactions, even shareholders who tender their shares in response to a higher first-step cash tender offer may not be assured that all of their shares will be accepted, as there are often proration provisions limiting the number of shares which the acquiring party is obliged to accept at the higher price. As a result, many shareholders may receive only the average price offered by the acquiring party for all of the shares of the Company. In many cases this average price might not be high enough to have caused a majority of a corporation’s shareholders to tender their shares if the acquiring party’s offer had been to purchase all of the corporation’s shares for that average price per share.

In addition, while federal securities laws and regulations applicable to business combinations govern the disclosure required to be made to shareholders in order to consummate such a transaction, they do not assure shareholders that the terms of the business combination will be fair from a financial standpoint or that minority shareholders effectively can prevent the consummation of a business combination that is opposed by its board of directors. The board of directors considers that these two-tier pricing tactics may be unfair to a corporation’s shareholders. By their very nature, these tactics tend (and are often designed) to cause concern on the part of shareholders that, if they do not act promptly, they risk either being relegated to the status of minority shareholders in a controlled corporation or being forced to accept a lower price for all of their shares. Thus, these tactics may pressure shareholders into selling as many of their shares as possible either to the acquiring party or in the open market without having the opportunity to make a considered investment choice between remaining a shareholder of the corporation or disposing of their shares. Moreover, their very actions in selling their shares might facilitate an acquiring party’s acquisition of a controlling interest, at which point an acquiring party may be able to force the exchange of the remaining shares in a business combination for a lower price.

Notwithstanding the forgoing, tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price of a company’s stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case. The proposed amendment may discourage these purchases, particularly those of less than all the Company’s shares, and may thereby deprive holders of the Company’s stock of an opportunity to sell their stock at a temporarily higher price. Because of the potentially higher percentage requirements for shareholder approval of any subsequent related party business combination and the possibility of having to pay a higher price to other shareholders in such an related party business combination, it may become more costly for a purchaser to acquire control of the Company. The proposed amendment may therefore decrease the likelihood that a tender offer will be made and, as a result, may adversely affect those shareholders who would desire to participate in a tender offer. A potential purchaser of stock seeking to obtain control may also be discouraged from purchasing stock because a 90% shareholder vote would be required in order to change or eliminate these provisions. In some cases, the proposed amendment’s minimum price provisions, while providing objective pricing criteria, could be arbitrary and not indicative of value. In addition, a related party may be unable, as a practical matter, to comply with all of the procedural requirements of the proposed amendment. In these circumstances, unless a potential purchaser were willing to purchase 90% of the voting shares as the first step in an related party business combination, it would be forced either to offer terms acceptable to the Board or to abandon the proposed business combination.

Another effect of adoption of the proposed amendment would be to give veto power to the holders of a minority of the voting shares with respect to a related party business combination which is opposed by the board of directors but which a majority of shareholders may believe to be desirable and beneficial. In addition, since, in the absence of compliance with the minimum price and procedural requirements, only the continuing directors would have the authority to waive the 90% shareholder vote, the proposed amendment may tend to insulate current management against the possibility of removal in the event of a takeover bid.

The provision is not being recommended in response to any specific effort of which the Company is aware to obtain control of or acquire the Company. The board of directors presently has no intention of soliciting a shareholder vote on any proposals, other than those contained in this Proxy Statement, which might impact on a possible takeover of the Company.

EXISTING TAKEOVER DEFENSES

We have certain limited anti-takeover defenses in place at the present time. These defenses would be unaffected by the proposed changes to our Charter and bylaws. The following is a summary of these existing takeover defenses.

Blank Check Preferred Stock.

Our existing Charter authorizes the board to issue up to 5,000,000 shares of “blank check” Preferred Stock (10,000,000 shares if Proposal 3 is approved) with voting and rights, preferences and privileges to be designated solely by the board. The board may issue such shares to any third party without seeking shareholder approval for the issuance. Although it currently has no intention to do so, the board could issue shares of Preferred Stock with voting and conversion rights that could adversely affect the voting power and other rights of the holders of Common Stock, including the loss of voting control, and that could have economic rights senior to the Common Stock. As a consequence, the issuance of shares of our Preferred Stock could have the effect of delaying or preventing a change in control of the Company, and could have a material adverse effect on the market value of our Common Stock.

No Cumulative Voting.

Our existing Charter does not provide for cumulative voting rights. Cumulative voting provides that each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may then cast all such votes for a single nominee or may allocate such votes among as many nominees as the shareholder may choose. In the absence of cumulative voting, the holders of the majority of the shares present or represented at a meeting in which directors are to be elected have the power to elect all the directors to be elected at such meeting, and no nominee can be elected without the support of holders of the majority of shares present or represented by proxy at such meeting. The absence of cumulative voting makes it difficult for a minority shareholder adverse to a majority of the shareholders to obtain representation on the board of directors.

Minnesota Anti-Takeover Law.

The Minnesota Control Share Acquisitions Statute, to which we are currently subject, establishes various disclosure and shareholder approval requirements to be met by individuals or companies attempting a takeover. The Minnesota statute requires disinterested shareholder approval for certain acquisitions of shares of an issuing public corporation which result in the acquiring person owning 20 percent or more of the outstanding shares of such corporation. Shareholders which exceed this threshold without shareholder approval lose their voting rights and are subject to certain redemption privileges of the corporation. These shares regain their voting rights, with respect to the acquiring person, only if the acquiring person discloses certain information to the corporation and these voting rights are granted by the shareholders at a special or annual meeting of the shareholders. The Minnesota control share acquisition statute applies unless the issuing public corporation “opts out” of the statute in its articles of incorporation or bylaws. Neither our current Charter and bylaws, nor the proposed second amended and restated articles of incorporation or amended and restated bylaws, contains such an “opt out” provision.

The Minnesota statutes also provide that an issuing public corporation, such as the Company, may not engage in certain business combinations with any person that acquires beneficial ownership of ten percent or more of the voting stock of that corporation (i.e., an interested shareholder) for a period of four years following the date that the person became a ten percent shareholder (the share acquisition date) unless, prior to that share acquisition date, a committee of the corporation’s disinterested directors approve either the business combination or the acquisition of shares. The Minnesota provisions permit a corporation to “opt out” of the business combination statute by electing to do so in its articles of incorporation or in its bylaws. Neither our current Charter and bylaws, nor the proposed second amended and restated articles of incorporation or amended and restated bylaws, contain such an “opt out” provision.

Minnesota law includes other provisions relating to takeovers that address a corporation’s use of golden parachutes, greenmail and the standard of conduct of the board of directors in the consideration of takeover proposals. Minnesota law contains a provision which prohibits a publicly-held corporation from entering into or amending agreements (commonly referred to as golden parachutes) that increase current or future compensation of any officer or director during any tender offer or request or invitation for tenders. Minnesota law also contains a provision which limits the ability of a corporation to pay greenmail. The statute provides that a publicly-held corporation is prohibited from purchasing or agreeing to purchase any shares from a person who beneficially owns more than five percent of the voting power of the corporation if the shares had been beneficially owned by that person for less than two years, and if the purchase price would exceed the market value of those shares. However, a purchase will not violate the statute if it is approved at a meeting of the shareholders by a majority of the voting power of all shares entitled to vote or if the corporation’s offer is of at least equal value per share and to all holders of shares of the class or series and to all holders of any class or series into which the securities may be converted. Minnesota law also authorizes the board of directors, in considering the best interests of the corporation in a proposed acquisition of an interest in the corporation, to consider the interest of the corporation’s employees, customers, suppliers and creditors, the economy of the state and nation, community and social considerations and the long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may best be served by the continued independence of the corporation.

SUMMARY OF ADVANTAGES AND DISADVANTAGES OF THE PROPOSED ANTI-TAKEOVER PROVISIONS

The board is recommending the proposed changes to our Charter and bylaws described in this Proposal 4 because these changes, taken together, tend to discourage hostile bids for control of the Company and, in the event that a third-party seeks to acquire us, will enable the board to exercise greater influence over the sale process and thereby more effectively seek the most favorable acquisition terms. In particular, the proposed anti-takeover provisions work to limit the ability of a hostile acquirer to take control of our board of directors. In addition, the provisions eliminating shareholder actions by written consent and the right of shareholders to call special meetings, and the provision establishing notice requirements for the introduction of business at shareholders meetings, tend to lengthen the shareholder approval process. The lengthened approval process serves to deter hostile takeover offers, and encourage potential acquirers to pursue a negotiated takeover process. The board is seeking to implement the proposed anti-takeover provisions because the board believes that a hostile takeover attempt may be disadvantageous to us and our shareholders. Hostile bids often are timed to take advantage of a temporarily depressed stock price and designed to thwart the possibility that more favorable bids or alternative transactions might be sought or considered. Hostile takeover attempts consequently present the risk that we might be sold on terms that are less favorable to the shareholders than would be available in a negotiated, board-approved transaction, which can be carefully planned and pursued at an opportune time in order to obtain maximum value for the Company and our shareholders.

As discussed in the summary section above, the proposed changes to our Charter and bylaws present certain potential disadvantages to our shareholders. The proposed changes could discourage a possible future takeover attempt that all or some of the shareholders would have favored or that would have paid a significant premium to shareholders. The changes implementing the elimination of shareholder action by written consent and the right of shareholders to call special meetings and establishing notice requirements for bringing business before shareholders meetings also may enable the board to resist change and otherwise thwart the desires of all or some of the shareholders. In addition, the proposed changes, particularly the imposition of more stringent requirements for the removal of a director, may be disadvantageous to shareholders because they may limit their flexibility to determine the composition of the board or to make other changes even in circumstances where all or some of the shareholders may be dissatisfied with the performance of the incumbent directors or otherwise desire to make changes. Nevertheless, the board has carefully weighed the advantages and disadvantages of the proposed changes to our shareholders, and has determined that the advantages outweigh the disadvantages. In addition, the board is mindful that the board of directors of a Minnesota corporation has a fiduciary duty to act in good faith and in the best interests of the shareholders. The board believes that that this duty mitigates to a great extent the potential disadvantages to shareholders of the changes proposed to Charter and bylaws under this Proposal 4.

In the event that our shareholders approve this Proposal 4 and Proposals 2 and 3, which includes proposals to increase the number of authorized shares of Common Stock and Preferred Stock to 40,000,000 shares and

10,000,000 shares, respectively, then the second amended and restated articles of incorporation will include such increase in our authorized capital stock. If the Company’s shareholders do not approve Proposals 2 and 3, but only approve this Proposal 4, then the second amended and restated articles of incorporation will be revised solely as set forth in this Proposal 4 and will not be revised to increase the number of authorized shares of Common Stock and Preferred Stock to 40,000,000 shares and 10,000,000 shares, respectively, as set forth in Proposals 2 and 3, as applicable.

Our existing bylaws provide that the adoption of the amended and restated bylaws requires the affirmative vote of at least a majority of the voting power of our capital stock. However, the adoption of the second amended and restated articles of incorporation requires only the affirmative vote of a majority of the shares present and entitled to vote on such matter, assuming a quorum is represented. Notwithstanding, we have included the approval of these amendments together in one proposal as we view these anti-takeover amendments as one matter, each contingent upon the other. Accordingly, the adoption of the second amended and restated articles of incorporation and amended and restated bylaws, as set forth in this Proposal 4, requires the affirmative vote of the holders of at least a majority of the voting power of the shares of our capital stock entitled to vote on such matter.

The Board of Directors Recommends a Vote “FOR” the

Adoption of the Second Amended and Restated Articles of Incorporation and the Amended and  Restated Bylaws of the Company.

PROPOSAL 5

APPROVAL OF THE ADOPTION OF THE 2003

STOCK OPTION AND INCENTIVE PLAN

In March 2003, our board of directors adopted the 2003 Stock Option and Incentive Plan (the “2003 Plan”). The complete text of the 2003 Plan is attached hereto as Appendix D.

Our management relies on stock options as an essential part of the compensation packages necessary for us to attract and retain experienced officers, employees, consultants and directors. Our board of directors believes that our future success depends upon the quality and continuity of our staff, and that the 2003 Plan is essential in attracting and retaining individuals of superior ability and in motivating their efforts on our behalf and our business interests. In addition, we believe that our future success is also dependent on the quality and continuity of our board of directors and desire to increase the proprietary interest of the members of our board of directors.

As of December 31, 2002, only 30,179 shares of our Common Stock, in the aggregate, remained available for option grants under our 1997 Long-Term Incentive and Stock Option Plan. As of the date of our merger with SMI, no additional grants will be made under the Sontra Medical, Inc. 1999 Stock Option and Incentive Plan. If the 2003 Plan is not approved by shareholders, we will be unable to provide suitable long-term equity-based incentives to present and future employees.

A total of 750,000 shares of Common Stock has been authorized and reserved for issuance under the 2003 Plan. The 2003 Plan provides that the number of shares authorized for issuance will automatically increase each January 1 (beginning in 2004) by the greater of 4% of the outstanding number of shares of Common Stock on the immediately preceding December 31 and the aggregate number of shares made subject to equity-based awards during the one year prior to such January 1; or, in either case, such lesser number as may be approved by the board of directors. The maximum aggregate number of shares that may be authorized for issuance under the 2003 Plan for all periods is 2,500,000. We currently have three executive officers, six directors (who are not otherwise officers) and thirteen additional full time employees who are eligible to participate in the 2003 Plan.

We have not granted any options to purchase shares of Common Stock that will be issuable under the 2003 Plan, if it is approved. Because future grants of stock options are subject to the discretion of the Compensation Committee of our board of directors, it is not presently determinable as to how any future benefits will be received by or allocated to our executive officers, directors or employees. Further, had the 2003 Plan been in effect during the last completed fiscal year, it is not determinable as to whether any of our executive officers, directors or employees would have received benefits under the 2003 Plan or how they would have been allocated.

Description of the 2003 Plan

The 2003 Plan is intended to provide grants of incentive stock options as defined under the Internal Revenue Code of 1986, as amended (the “Code”), non-qualified options, stock awards or opportunities to make direct purchases of Common Stock to our and our subsidiaries’ employees, officers, directors, consultants and advisors. The text of the 2003 Plan is attached to this proxy statement as Appendix D. The following is a summary of the 2003 Plan and is qualified in its entirety by reference to the full text of the 2003 Plan.

The 2003 Plan is administered by our board of directors and the Compensation Committee. Subject to the provisions of the 2003 Plan, each of the board of directors and the Compensation Committee has the authority to select the persons to whom awards are granted and to determine the terms of each award, including the number of shares of Common Stock subject to the award and the exercise price of each award, subject to the provisions of the 2003 Plan. Payment of the exercise price of the award may be made in cash, shares of Common Stock, a combination of cash and stock, or by any other method approved by the board or Compensation Committee, consistent with applicable law. Unless otherwise permitted by the board of directors, awards are not assignable or transferable except by will or the laws of descent and distribution, and, during the participant’s lifetime, may be exercised only by the participant.

The 2003 Plan provides that upon an acquisition, the board or successor board, as the case may be, shall provide for the assumption and continuation of outstanding awards at such time and all equity-based awards will accelerate by at least a period of one year. Alternatively, or in addition to the foregoing, the board may either (i) require such options to be exercised immediately prior to the acquisition or (ii) terminate any outstanding options and pay the effected optionholders an amount equal to the excess of the fair market value of the Common Stock subject to the options over the exercise price of such options; provided, however, that the board may not terminate any options in the forgoing manner without accelerating in full the vesting of any options to be so terminated. In addition, upon the termination of an employee without cause or for good reason (as defined in the 2003 Plan) prior to the first anniversary of the completion of an acquisition, all equity-based awards then outstanding under the 2003 Plan held by that employee will immediately become exercisable.

The board of directors or the Compensation Committee may amend, suspend or terminate the 2003 Plan or any portion thereof at any time. Option agreements may be modified, amended or rescinded only by written agreement signed by the Company and the participant.

The 2003 Plan expires at the end of the day ten years after the date of its adoption by our board of directors, unless sooner terminated by vote of the board of directors. After that date, no further awards may be granted under the 2003 Plan, but awards previously granted may extend beyond that date.

To date, no options have been granted under the 2003 Plan.

Federal Income Tax Consequences

The following general rules are currently applicable for United States federal income tax purposes upon the grant and exercise of options to purchase shares of Common Stock pursuant to the 2003 Plan:

Incentive Stock Options.    The following general rules are applicable under current Federal income tax law to an incentive stock option (“ISO”) granted under the 2003 Plan.

1.    In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no corresponding federal tax deduction is allowed to the Company upon either grant or exercise of an ISO.

2.    If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the option was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the “Holding Periods”), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

3.    If shares acquired upon exercise of an ISO are disposed of before the Holding Periods are met (a “Disqualifying Disposition”), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

4.    In any year that an optionee recognizes compensation income as the result of a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally should be entitled to a corresponding deduction for federal income tax purposes.

5.    Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain.

6.    Capital gain or loss recognized by an optionee upon a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds one year.

7.    An optionee may be entitled to exercise an ISO by delivering shares of the Company’s Common Stock to the Company in payment of the exercise price, if the optionee’s ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

8.    In addition to the tax consequences described above, the exercise of an ISO may result in additional tax liability to the optionee under the alternative minimum tax rules. The Code provides that an alternative minimum tax (at a maximum rate of 28%) will be applied against a taxable base which is equal to “alternative minimum taxable income,” reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee’s alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer that pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

9.    Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under Federal securities laws applicable to directors, officers or 10% stockholders.

Non-Qualified Options.    The following general rules are applicable under current federal income tax law to an option that does not qualify as an ISO (a “Non-Qualified Option”) granted under the 2003 Plan:

1.    The optionee generally does not realize any taxable income upon the grant of a Non-Qualified Option, and the Company is not allowed a federal income tax deduction by reason of such grant.

2.    The optionee generally will recognize ordinary compensation income at the time of exercise of a Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

3.    When the optionee sells the shares acquired pursuant to a Non-Qualified Option, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as compensation income). If the optionee’s holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

4.    The Company generally should be entitled to a corresponding tax deduction for federal income tax purposes when the optionee recognizes compensation income.

5.    An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of the Company’s Common Stock to the Company in payment of the exercise price. If an optionee exercises a Non-Qualified Option in such fashion, special rules will apply.

6.    Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under Federal securities laws applicable to directors, officers or 10% stockholders.

Awards and Purchases.    The following general rules are applicable under current federal income tax law to awards of stock (“Awards”) or the granting of opportunities to make direct stock purchases (“Purchases”) under the 2003 Plan:

1.    Persons receiving common stock pursuant to an Award or Purchase generally will recognize compensation income equal to the fair market value of the shares received, reduced by any purchase price paid.

2.    The Company generally should be entitled to a corresponding deduction for Federal income tax purposes when such person recognizes compensation income. When such Common Stock is sold, the seller generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale and the seller’s tax basis in the Common Stock (generally, the amount that the seller paid for such stock plus the amount taxed to the seller as compensation income).

3.    Special rules apply if the stock acquired pursuant to an Award or Purchase is subject to vesting, or is subject to certain restrictions on resale under Federal securities laws applicable to directors, officers or 10% stockholders.

The adoption of the 2003 Stock Option and Incentive Plan, set forth in proposal 4, requires the affirmative vote of the holders of at least a majority of the voting power of the shares represented in person or proxy at the Annual Meeting with authority to vote on such matter (provided a quorum is represented).

The Board of Directors Recommends a Vote “FOR” the

Approval of the Adoption of the 2003 Stock Option and Incentive Plan.

PROPOSAL 6

RATIFICATION OF SELECTION OF AUDITORS

Subject to ratification by the shareholders, the board of directors has selected the firm of Wolf & Company, P.C., independent certified accountants, to serve as auditors for the fiscal year ending December 31, 2003. It is expected that a member of the firm of Wolf & Company, P.C. will be present at the Annual Meeting with an opportunity to make a statement if so desired and will be available to respond to appropriate questions from the Company’s shareholders. The ratification of this selection is not required under the laws of the State of Minnesota, where we are incorporated, but the results of this vote will be considered by the board of directors in selecting auditors for future fiscal years.

The Board of Directors Recommends a

Vote “FOR” the Ratification of this Selection

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the annual meeting of shareholders for the fiscal year ended December 31, 2003 must be received no later than the close of business on December 31, 2003 at our principal executive offices in order to be included in our proxy statement for that meeting. In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to Sontra Medical Corporation, 58 Charles Street, Cambridge, Massachusetts 02141, Attention: Secretary.

In addition to the notice requirements contained in Rule 14a-8(e)(2) of the proxy rules of the Security and Exchange Commission, shareholders who wish to make a proposal at the annual meeting of Shareholders for the fiscal year ended December 31, 2003, other than one that will be included in our proxy materials, must notify us no later than December 31, 2003; provided, however, that if the shareholders approve the adoption of the amended and restated bylaws, set forth in Proposal 3 herein, then you must notify us of such proposal no earlier than December 1, 2003 and no later than December 31, 2003. If a shareholder who wishes to present a proposal fails to notify us by December 31, 2003, the shareholder would not be entitled to present the proposal at the meeting. If, however, the proposal is brought before the annual meeting of shareholders, then under the proxy rules of the Securities and Exchange Commission, the proxies solicited by management with respect to the next annual meeting of shareholders will confer discretionary voting authority with respect to the shareholder’s proposal on the persons selected by management to vote the proxies. If a shareholder makes a timely notification, the persons appointed as proxies may still exercise discretionary voting authority under circumstances consistent with the Commission’s proxy rules.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the section of the Proxy Statement entitled “Audit Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

EXPENSES AND SOLICITATION

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of our directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket costs. Solicitation by our officers and employees or by outside proxy solicitation services also may be made of some shareholders in person or by mail, telephone or telegraph following the original solicitation. However, the Company has not obtained, and does not currently intend to obtain, outside proxy solicitation services in connection with this Proxy Statement.

The contents of and the sending of this Proxy Statement have been approved by our board of directors.

APPENDIX A

SONTRA MEDICAL CORPORATION

Audit Committee Charter

A.    PURPOSE AND SCOPE

The primary function of the Audit Committee (the “Committee”) is to (a) assist the Board of Directors (the “Board”) of Sontra Medical Corporation (the “Corporation”) in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission (“SEC”), the Corporation’s shareholders or to the general public, and (ii) the Corporation’s internal financial and accounting controls, (b) oversee the engagement of and work performed by any independent public accountants and (c) recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of the Corporation’s financial condition and results of operations.

B.    COMPOSITION

The Committee shall be comprised of a minimum of two directors as appointed by the Board, who shall meet the independence and audit committee composition requirements promulgated by the SEC, the National Association of Securities Dealers, any exchange upon which securities of the Company are traded, or any governmental or regulatory body exercising authority over the Company (each a “Regulatory Body” and collectively, the “Regulatory Bodies”), as in effect from time to time, and each member of the Committee shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee shall either be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Further, if and when required by any Regulatory Body, at least one member of the Committee shall qualify as a “financial expert” as defined in Item 401(e) of Regulation S-B.

To the extent permitted by the Regulatory Bodies, the Board may appoint one member (other than the Chairman of the Committee) who does not meet the independence requirements set forth above and who is not a current employee of the Corporation or an immediate family member of such employee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Corporation and its shareholders. The Board shall disclose in the next proxy statement after such determination the nature of the relationship and the reasons for the determination.

The members of the Committee shall be elected by the Board at the Board meeting following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C.    RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

Document Review

1.	Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

2.	Review with representatives of management and representatives of the independent accounting firm the Corporation’s audited annual financial statements prior to their filing as part of the Annual Report on Form 10-KSB. After such review and discussion, the Committee shall recommend to the Board whether such audited financial statements should be published in the Corporation’s annual report on Form 10-KSB. The Committee shall also review the Corporation’s quarterly financial statements prior to their inclusion in the Corporation’s quarterly SEC filings on Form 10-QSB.

3.	Take steps designed to insure that the independent accounting firm reviews the Corporation’s interim financial statements prior to their inclusion in the Corporation’s quarterly reports on Form 10-QSB.

4.	Review and assess the adequacy of the Corporation’s director and officer liability insurance coverage, and make recommendations to the Board thereon.

Independent Accounting Firm

5.	The Committee shall be directly responsible for the selection, compensation and oversight of any independent accounting firms engaged by the Corporation for the purpose of preparing or issuing an audit report or related work. The Committee shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for shareholder approval in any proxy statement).

6.	Resolve any disagreements between management and the independent accounting firm as to financial reporting matters.

7.	Instruct the independent accounting firm that it should report directly to the Committee on matters pertaining to the work performed during its engagement and on matters required by applicable Regulatory Body rules and regulations.

8.	On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board (“ISB”) Standard 1, as it may be modified or supplemented. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take appropriate action to oversee the independence of the independent accounting firm.

9.	On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards (“SAS”) 61, as it may be modified or supplemented.

10.	Periodically, but at least annually, discuss with representatives of the independent accounting firm: (i) all critical accounting policies and practices to be used by the Corporation; (ii) all alternative treatments within Generally Accepted Accounting Principles for policies and practices related to material items that have been discussed with management (including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent accounting firm); and (iii) other material written communications between the independent accounting firm and management such as any management letter or schedule of unadjusted differences.

11.	Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit and consider whether or not to approve the auditing services proposed to be provided.

12.	Evaluate the performance of the independent accounting firm and consider the discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Board and the Committee.

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13.	Consider and approve in advance all permissible non-audit services to be performed by the independent accounting firm that audits the Corporation’s financial statements pursuant to the rules and regulations of any applicable Regulatory Body.

Financial Reporting Processes

14.	In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation’s internal financial and accounting controls.
15.	Require the Corporation’s chief executive officer and chief financial officer to report to the Committee, prior to the filing of the Form 10-KSB and each Form 10-QSB, (i) the results of an evaluation of the effectiveness of the Corporation’s disclosure controls and procedures and any significant deficiencies discovered in the design and operation of the internal controls which could adversely affect the Corporation’s ability to record, process, summarize, and report financial data; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls. The Committee shall direct the actions to be taken and/or make recommendations to the Board of Directors of actions to be taken to the extent such report indicates the finding of any significant deficiencies in internal controls or fraud.
16.	Regularly review the Company’s critical accounting policies and accounting estimates resulting from the application of these policies and inquire at least annually of both the Corporation’s internal auditors and the independent accounting firm as to whether either has any concerns relative to the quality or aggressiveness of management’s accounting policies.
17.	In consultation with management, periodically review the adequacy of the Corporation’s disclosure controls and procedures and approve any significant changes thereto.

Compliance

18.	To the extent deemed necessary by the Committee, it shall have the authority to engage outside counsel, independent accounting consultants and/or other experts at the Corporation’s expense to review any matter under its responsibility.

19.	Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

20.	Investigate any allegations that any officer or director of the Corporation, or any other person acting under the direction of any such person, took any action to fraudulently influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of an audit of the financial statements of the Corporation for the purpose of rendering such financial statements materially misleading and, if such allegations prove to be correct, take or recommend to the Board of Directors appropriate disciplinary action.

Reporting

21.	Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the Committee to be included in the Corporation’s annual proxy statement for each annual meeting of stockholders.

22.	Instruct the Corporation’s management to disclose in its annual report and/or proxy statement for each annual meeting of stockholders the Committee’s pre-approval policies and procedures for any non-audit services performed by, and the aggregate audit, audit-related, tax and other fees paid to, the independent accounting firm, and review the substance of such disclosures.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

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APPENDIX B

FORM OF

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

SONTRA MEDICAL CORPORATION

(Incorporated September 26, 1989)

* * * * * *

The following Second Amended and Restated Articles of Incorporation shall supercede and take the place of the existing Articles of Incorporation and all amendments thereto:

ARTICLE 1. The name of the Corporation is Sontra Medical Corporation.

ARTICLE 2. The address of the registered office of the Corporation in the State of Minnesota is 401 Second Avenue South, Minneapolis, Minnesota 55401. The name of its registered agent at such address is CT Corporation System.

ARTICLE 3. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 50,000,000 shares, consisting of 40,000,000 shares of Common Stock with a par value of $.01 per share (the “Common Stock”) and 10,000,000 shares of Preferred Stock with a par value of $.01 per share (the “Preferred Stock”).

A.    Common Stock

1.    General. All shares of Common Stock will be identical and will entitle the holders thereof to the same rights, powers and privileges. The rights, powers and privileges of the holders of the Common Stock are subject to and qualified by the rights of holders of the Preferred Stock.

2.    Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

3.    Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Common Stock shall entitle the holder thereof to receive an equal portion of the net assets of the Corporation available for distribution to the holders of Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

4.    Voting Rights. Except as otherwise required by law or these Second Amended and Restated Articles of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held of record by such holder on the books of the Corporation for the election of directors and on all matters submitted to a vote of shareholders of the Corporation. Except as otherwise required by law or provided herein, holders of Common Stock shall vote together with holders of the Preferred Stock as a single class, subject to any special or preferential voting rights of any then outstanding Preferred Stock. There shall be no cumulative voting.

B.    Preferred Stock

The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors of the Corporation may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as otherwise provided in these Second Amended and Restated Articles of Incorporation, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the undesignated Preferred Stock in one or more series, each with such designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series, and a statement of said resolution or resolutions (a “Statement of Designation”) shall be filed in accordance with the Minnesota Business Corporation Act, Section 302A.401, or any successor provision. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of these Second Amended and Restated Articles of Incorporation.

ARTICLE 4. Subject to the rights of the holders of any series of Preferred Stock from time to time outstanding as set forth in a Statement of Designation, the shareholders of the Corporation shall not have any preemptive rights to subscribe for or acquire securities or rights to purchase securities of any class, kind or series of the Corporation.

ARTICLE 5. The Corporation is to have perpetual existence.

ARTICLE 6. The following provisions are included for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Board of Directors and shareholders:

1.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

2.    The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation, subject to any limitation thereof contained in the by-laws. The shareholders shall also have the power to adopt, amend or repeal the by-laws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by these Second Amended and Restated Articles of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the by-laws of the Corporation.

3.    Shareholders of the Corporation may not take any action by written consent in lieu of a meeting.

4.    Special meetings of shareholders may be called at any time only by the Chief Executive Officer, the Chairman of the Board of Directors (if any) or a majority of the Board of Directors. Business transacted at any special meeting of shareholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

5.    The books of the Corporation may be kept at such place within or without the State of Minnesota as the by-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

ARTICLE 7.

1.    Directors. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of a majority of the Board of Directors, but in no event shall the number of directors be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of shareholders by such shareholders as have the right to vote on such election. Directors need not be shareholders of the Corporation. Any one or more or all of the directors may be removed with cause only by the holders of at least seventy-five percent (75%) of the shares then entitled to vote at an election of directors.

2.    Shareholder Nominations and Introduction of Business, Etc. Advance notice of shareholder nominations for election of directors and other business to be brought by shareholders before a meeting of shareholders shall be given in the manner provided in the by-laws of the Corporation.

ARTICLE 8. To the fullest extent permitted by the Minnesota Business Corporation Act as the same exists or may hereafter be amended, no director (including any advisory director) of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE 9. The Board of Directors of the Corporation, when evaluating any offer of another party (a) to make a tender or exchange offer for any equity security of the Corporation or (b) to effect a business combination, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as whole, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including, without limitation:

(i) the	interests of the Corporation’s shareholders, including the possibility that these interests might be best served by the continued independence of the Corporation;
(ii)	whether the proposed transaction might violate federal or state laws;

(iii)	not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation’s financial condition and future prospects; and

(iv)	the social, legal and economic effects upon employees, suppliers, customers, creditors and others having similar relationships with the Corporation, upon the communities in which the Corporation conducts its business and upon the economy of the state, region and nation.

In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and engage in such legal proceedings as the Board of Directors may determine.

ARTICLE 10. The Corporation reserves the right to amend or repeal any provision contained in these Second Amended and Restated Articles of Incorporation in the manner prescribed by the laws of the State of Minnesota and all rights conferred upon shareholders are granted subject to this reservation, provided, however, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law, these Second Amended and Restated Articles of Incorporation or a Statement of Designation with respect to a series of Preferred Stock, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to (i) reduce or eliminate the number of authorized shares of Common Stock or the number of authorized shares of Preferred Stock set forth in ARTICLE 3 or (ii) amend or repeal, or adopt any provision inconsistent with, Parts A and B of ARTICLE 3 and ARTICLES 6, 7, 8, 9 and this ARTICLE 10 of these Second Amended and Restated Articles of Incorporation.

ARTICLE 11. In addition to the affirmative vote otherwise required by law or any provision of these Second Amended and Restated Articles of Incorporation, except as otherwise provided in this ARTICLE 11, any Business Combination shall require the affirmative vote of the holders of 90% of all Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding any other provision of these Second Amended and Restated Articles of Incorporation or any provision of law or of any agreement with any national securities exchange which might otherwise permit a lesser vote or no vote, and such affirmative vote shall be required in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or by these Second Amended and Restated Articles of Incorporation.

The provisions of this ARTICLE 11 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, any other provision of these Second Amended and Restated Articles of Incorporation, or any agreement with any national securities exchange, if, in the case of a Business Combination that does not involve any Consideration Received by the shareholders of the Corporation, solely in their respective capacities as shareholders of the Corporation, the condition specified in the following paragraph A is met, or, in the case of any other Business Combination, the conditions specified in either of the following paragraphs A and B are met:

A.    The Business Combination shall have been approved by a majority of the Continuing Directors, it being understood that this condition shall not be capable of satisfaction unless there is at least one Continuing Director.

B.    All of the following conditions shall have been met:

(i)	The form of the Consideration Received by holders of shares of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Related Person has paid for shares of such class of Voting Stock within the two-year period ending on and including the date upon which a Related Person became a Related Person. If, within such two-year period, the Related Person has paid for shares of any class of Voting Stock with varying forms of consideration, the form of Consideration Received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock acquired by the Related Person within such two-year period.

(ii)	The aggregate amount of Consideration Received per share by holders of each class of Voting Stock in such Business Combination shall be at least equal to the higher of the following (it being intended that the requirements of this paragraph B(ii) shall be required to be met with respect to every such class of Voting Stock outstanding, whether or not the Related Person has previously acquired any shares of that particular class of Voting Stock): (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Related Person for any shares of that class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became a Related Person, whichever is higher; or (b) the Fair Market Value per share of such class of Voting Stock on the Announcement Date; or (c) in the case of any class of preferred stock, the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(iii)

After such Related Person has become a Related Person and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock; (b) there shall have been (I) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (II) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) such Related Person shall have not become the beneficial owner of any newly issued share of Voting Stock directly or indirectly from the Corporation except as part of the transaction which results in such Related Person becoming a Related Person.

(iv)	After such Related Person has become a Related Person, such Related Person shall not have received the benefit, directly or indirectly (except proportionately, solely in such Related Person’s capacity as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(v)	A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such act, rules or regulations) shall be mailed to all shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or subsequent provisions). Such proxy or information statement shall contain on the front thereof, prominently displayed, any recommendation as to the advisability or inadvisability of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing to the Board of Directors.

A majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any determination is to be made by the Board of Directors) shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this ARTICLE 11 including, without limitation, (1) whether a person is a Related Person, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether the applicable conditions set forth in paragraph B above have been met with respect to any Business Combination, and (4) whether the assets which are the subject of any Business Combination or the Consideration Received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination have an aggregate Fair Market Value of $500,000 or more.

Nothing contained in this ARTICLE 11 shall be construed to relieve any Related Person from any fiduciary obligation imposed by law. This ARTICLE 11 may not be amended, revised or revoked, in whole or in part, except by the affirmative vote or consent of the holders of 90% of the shares of all classes of stock of the Corporation entitled to vote for the election of directors, considered for the purposes of this ARTICLE 11 as one class of stock. The following definitions shall apply for the purpose of this ARTICLE 11 only:

“Announcement Date” shall mean the date of first public announcement of the proposal of a Business Combination.

“Business Combination” shall mean: (i) any merger or consolidation of the Corporation or any Subsidiary with (a) any Related Person, or (b) any other corporation (whether or not itself a Related Person) which is, or after such merger or consolidation would be, an Affiliate of a Related Person; or (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Related Person or any Affiliate of any Related Person of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $500,000 or more; or (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Related Person or any Affiliate of any Related Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $500,000 or more; or (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Related Person or any Affiliate of any Related Person; or (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving the Related Person) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Related Person or any Affiliate of any Related Person.

“Consideration Received” shall mean the amount of cash and the Fair Market Value, as of the date upon which the Business Combination is consummated, of consideration other than cash received by the shareholder. In the event of any Business Combination in which the Corporation survives, the consideration other than cash shall include shares of any class of outstanding Voting Stock retained by the holders of such shares.

“Continuing Director” shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Related Person and who was a member of the Board of Directors prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

“Fair Market Value” shall mean: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

“Related Person” shall mean any individual, firm, corporation or other entity (other than the Corporation or any Subsidiary) which, together with its “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act of 1934, as amended from time to time) and with any other individual, firm, corporation or other entity (other than the Corporation or any Subsidiary) with which it or they have any agreement, arrangement or understanding with respect to acquiring, holding or disposing of Voting Stock, beneficially owns (as defined in Rule 13d-3 of the Exchange Act, except that such term shall include any Voting Stock which such person has the right to acquire, whether or not such right may be exercised within 60 days), directly or indirectly, more than twenty percent of the voting power of the outstanding Voting Stock.

“Subsidiary” shall mean any corporation in which a majority of the capital stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation.

“Voting Stock” shall mean all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors.

The undersigned, as Chief Executive Officer of Sontra Medical Corporation, certifies that the these Second Amended and Restated Articles of Incorporation were approved by the Board of Directors and adopted by the shareholders of Sontra Medical Corporation on May 21, 2003, in accordance with the Minnesota Business Corporations Act, Chapter 302A, Minnesota Statutes.

IN WITNESS WHEREOF, the undersigned has hereunto signed his name and affirms that the statements made in these Second Amended and Restated Articles of Incorporation are true under the penalties of perjury this             th day of May, 2003.

Thomas M. Davison

Chief Executive Officer

APPENDIX C

FORM OF

AMENDED AND RESTATED

BY-LAWS

OF

SONTRA MEDICAL CORPORATION

Adopted by the Board of Directors on March 12, 2003

Approved by the Shareholders on             , 2003

BY-LAWS

AMENDED AND RESTATED

BY-LAWS

OF

SONTRA MEDICAL CORPORATION (the “Corporation”)

ARTICLE 1—Shareholders

1.1    Place of Meetings.    All meetings of shareholders shall be held at such place within or without the State of Minnesota as may be designated from time to time by the Chairman of the Board (if any), the board of directors of the Corporation (the “Board of Directors”) or the Chief Executive Officer or, if not so designated, at the principal office of the Corporation.

1.2    Annual Meeting.    The annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Chairman of the Board (if any), Board of Directors or the Chief Executive Officer (which date shall not be a legal holiday in the place where the meeting is to be held) at the time and place to be fixed by the Chairman of the Board, the Board of Directors or the Chief Executive Officer and stated in the notice of the meeting.

1.3    Special Meetings.    Special meetings of shareholders may be called for any purpose or purposes at any time by the Chairman of the Board, the Chief Executive Officer, or a majority of the Board of Directors. Special meetings shall be held at such place, on such date and at such time as shall be fixed by the Board of Directors, or the person authorized to call the meeting. Business transacted at any special meeting of shareholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

1.4    Notice of Meetings.    Except as otherwise provided by law, written notice of each meeting of shareholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at his or her address as it appears on the records of the Corporation.

1.5    Voting List.    The officer who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the metropolitan area of the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any shareholder who is present. This list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number of shares held by each of them.

1.6    Quorum.    Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Shares held by brokers which such brokers are prohibited from voting (pursuant to their discretionary authority on behalf of beneficial owners of such shares who have not submitted a proxy with respect to such shares) on some or all of the matters before the shareholders, but which shares would otherwise be entitled to vote at the meeting (“Broker Non-Votes”) shall be counted, for the purpose of determining the presence or absence of a quorum, toward the total voting power of the shares of capital stock of the Corporation. If a quorum has been established for the purpose of conducting the meeting, a quorum shall be deemed to be present for the purpose of all votes to be conducted at such meeting, provided that where a separate vote by a class or classes, or series thereof, is required, a majority of the voting power of the shares of such class or classes, or series, present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the voting power of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

1.7    Adjournments.    Any meeting of shareholders may be adjourned to any other time and to any other place at which a meeting of shareholders may be held under these By-Laws by the shareholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no shareholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any shareholder of any adjournment of less than 120 days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

1.8    Voting and Proxies.    At any meeting of the shareholders, each shareholder shall have one vote for each share of stock entitled to vote at such meeting held of record by such shareholder, unless otherwise provided in the Articles of Incorporation. Each shareholder of record entitled to vote at a meeting of shareholders, or to express consent or dissent to corporate action in writing without a meeting (to the extent not otherwise prohibited by the Articles of Incorporation or these By-laws), may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for such shareholder by written proxy executed by such shareholder or his or her authorized agent or by a transmission permitted by law and delivered to the Secretary of the Corporation. No such proxy shall be voted or acted upon after 11 months from the date of its execution, unless the proxy expressly provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 1.8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or reproduction shall be a complete reproduction of the entire original writing or transmission.

All voting, including on the election of directors but excepting where otherwise required by law or the Articles of Incorporation, may take place via a voice vote. Any vote not taken by voice shall be taken by ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting.

    1.9    Action at Meeting.    When a quorum is present at any meeting of shareholders, the holders of a majority of the stock present or represented and entitled to vote on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on such matter) shall decide any matter to be voted upon by the shareholders at such meeting (other than the election of directors), except when a different vote is required by express provision of law or the Articles of Incorporation. Any election of directors by the shareholders shall be determined by a plurality of the votes cast by the shareholders entitled to vote at such election, except as otherwise provided by the Articles of Incorporation. For the purposes of this paragraph, Broker Non-Votes represented at the meeting but not permitted to vote on a particular matter shall not be counted, with respect to the vote on such matter, in the number of (a) votes cast, (b) votes cast affirmatively, or (c) votes cast negatively.

1.10    Introduction of Business at Meetings.

A.    Annual Meetings of Shareholders.

(1)    Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 1.10, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.10.

(2)    For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.10, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the date of the proxy statement delivered to shareholders in connection with the preceding year’s annual meeting; provided, however, that if either (i) the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the first anniversary date of the preceding year’s annual meeting or (ii) no proxy statement was delivered to shareholders in connection with the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of capital stock of the Corporation that are owned beneficially and held of record by such shareholder and such beneficial owner.

(3)    Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.10 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least seventy (70) days prior to the first anniversary of the preceding year’s annual meeting (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such anniversary date, at least seventy (70) days prior to such annual meeting), a shareholder’s notice required by this Section 1.10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

B.    Special Meetings of Shareholders.    Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.10. If the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by paragraph (A)(2) of this Section 1.10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting nor later than the later of (x) the close of business on the sixtieth (60th) day prior to such special meeting or (y) the close of business on the tenth (10th) day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

C.    General.

(1)    Only such persons who are nominated in accordance with the procedures set forth in this Section 1.10 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.10. Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.10 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

(2)    For purposes of this Section 1.10, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire, Reuters or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)    Notwithstanding the foregoing provisions of this Section 1.10, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 1.10 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances.

1.11    Action without Meeting.    Shareholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provision of law, the Articles of Incorporation or these By-Laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the shareholders would be entitled to cast at any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 1.11.

ARTICLE 2—Directors

2.1    General Powers.    The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Articles of Incorporation. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law or the Articles of Incorporation, may exercise the powers of the full Board of Directors until the vacancy is filled.

2.2    Number; Election and Qualification.    The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors, but in no event shall be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of shareholders (or, if so determined by the Board of Directors pursuant to Section 10 hereof, at a special meeting of shareholders), by such shareholders as have the right to vote on such election. Directors need not be shareholders of the Corporation.

2.3    Terms in Office.    Each director shall serve for a term ending on the date of the annual meeting of shareholders following the annual meeting at which such director was elected.

2.4    Tenure.    Notwithstanding any provisions to the contrary contained herein, each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

2.5    Vacancies.    Unless and until filled by the shareholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement thereof, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, if any, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of directors and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

2.6    Resignation.    Any director may resign by delivering his or her resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chief Executive Officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

2.7    Regular Meetings.    Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Minnesota, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

2.8    Special Meetings.    Special meetings of the Board of Directors may be held at any time and place, within or without the State of Minnesota, designated in a call by the Chairman of the Board (if any), the Chief Executive Officer, two or more directors, or by one director in the event that there is only a single director in office.

2.9    Notice of Special Meetings.    Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least 48 hours in advance of the meeting, (ii) by telegram, cable, telecopy, electronic mail, commercial delivery service, telex or similar means sent to his or her last known business or home address at least 48 hours in advance of the meeting, or (iii) by mailing written notice to his or her last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

2.10    Meetings by Telephone Conference Calls.    Directors or any members of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall be deemed to constitute presence in person at such meeting.

2.11    Quorum.    A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the total number of the whole Board of Directors constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

2.12    Action at Meeting.    At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Articles of Incorporation or these By-Laws.

2.13    Action by Written Consent.    Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent to such action in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.14    Removal.    Unless otherwise provided in the Articles of Incorporation, any one or more or all of the directors may be removed, only for cause, by the holders of at least seventy-five percent (75%) of the shares then entitled to vote at an election of directors.

2.15    Committees.    The Board of Directors shall maintain an Audit Committee and a Compensation Committee in accordance with applicable rules and composition requirements as may be promulgated from time to time by the Securities and Exchange Commission, the National Association of Securities Dealers, any exchange upon which securities of the Corporation are traded, or any governmental or regulatory body exercising authority over the Corporation. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more additional committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members of such committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at such meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine or as provided herein, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors. Adequate provisions shall be made for notice to members of all meeting of committees. One-third (1/3) of the members of any committee shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

2.16    Compensation of Directors.    Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

2.17    Amendments to Article.    Notwithstanding any other provisions of law, the Articles of Incorporation or these By-Laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of a least seventy-five percent (75%) of the votes which all the shareholders would be entitled to cast at any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article 2.

ARTICLE 3—Officers

3.1    Enumeration.    The officers of the Corporation shall consist of a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers with such other titles as the Board of Directors shall determine, including, but not limited to, a Chairman of the Board and one or more Vice Presidents. The Board of Directors may appoint such other officers as it may deem appropriate.

3.2    Election.    The Chief Executive Officer and Chief Financial Officer shall be elected annually by the Board of Directors at its first meeting following the annual meeting of shareholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

3.3    Qualification.    No officer need be a shareholder. Any two or more offices may be held by the same person.

3.4    Tenure.    Except as otherwise provided by law, by the Articles of Incorporation or by these By-Laws, each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the vote choosing or appointing such officer, or until his or her earlier death, resignation or removal.

3.5    Resignation and Removal.    Any officer may resign by delivering his or her resignation in writing or by electronic transmission to the Chairman of the Board (if any), to the Board of Directors at a meeting thereof, to the Corporation at its principal office or to the Chief Executive Officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.

Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

3.6    Vacancies.    The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of Chief Executive Officer and Chief Financial Officer. Each such successor shall hold office for the unexpired term of his predecessor and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

3.7    Chairman of the Board.    The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and shareholders at which he or she is present and shall perform such duties and possess such powers as are designated by the Board of Directors. If the Board of Directors appoints a Vice-Chairman of the

Board, he or she shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be designated by the Board of Directors.

3.8    Chief Executive Officer.    The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the Corporation. Unless otherwise provided by the Board of Directors, and provided that there is no Chairman of the Board or that the Chairman and Vice-Chairman, if any, are not available, the Chief Executive Officer shall preside at all meetings of the shareholders, and, if a director, at all meetings of the Board of Directors. The Chief Executive Officer shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe. The Chief Executive Officer shall have the power to enter into contracts and otherwise bind the Corporation in matters arising in the ordinary course of the Corporation’s business.

3.9    Chief Financial Officer.    The Chief Financial Officer shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Chief Financial Officer shall perform such duties and have such powers as are incident to the office of Chief Financial Officer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts for such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation.

3.10    Vice Presidents.    Any Vice President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the Chief Executive Officer and, when so performing, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors. Unless otherwise determined by the Board of Directors, any Vice President shall have the power to enter into contracts and otherwise bind the Corporation in matters arising in the ordinary course of the Corporation’s business.

3.11    Secretary and Assistant Secretaries.    The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of secretary, including without limitation the duty and power to give notices of all meetings of shareholders and special meetings of the Board of Directors, to attend all meetings of shareholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of shareholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of shareholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

3.12    Salaries.    Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

3.13    Action with Respect to Securities of Other Corporations.    Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any officer of the Corporation authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE 4—Capital Stock

4.1    Issuance of Stock.    Unless otherwise voted by the shareholders and subject to the provisions of the Articles of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any issued, authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

4.2    Certificates of Stock     Every holder of stock of the Corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by such shareholder in the Corporation. Each such certificate shall be signed by, or in the name of, the Corporation by one or more of the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, or the Secretary of the Corporation. Any or all of the signatures on such certificate may be a facsimile.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Incorporation, these By-Laws, applicable securities laws or any agreement among any number of shareholders or among such holders and the Corporation shall have conspicuously noted on the face or back of such certificate either the full text of such restriction or a statement of the existence of such restriction.

4.3    Transfers.    Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares, properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Articles of Incorporation or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.

4.4    Lost, Stolen or Destroyed Certificates.    The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Chief Executive Officer may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Chief Executive Officer may require for the protection of the Corporation or any transfer agent or registrar.

4.5    Record Date.    The Board of Directors may fix in advance a date as a record date for the determination of the shareholders entitled to notice of or to vote at any meeting of shareholders or, to the extent permitted by the Articles of Incorporation and these By-laws, to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting (to the extent permitted by the Articles of Incorporation and these By-laws) when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE 5—General Provisions

5.1    Fiscal Year.    The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

5.2    Corporate Seal.    The corporate seal shall be in such form as shall be approved by the Board of Directors.

5.3    Notices.    Except as otherwise specifically provided herein or required by law or the Articles of Incorporation, all notices required to be given to any person pursuant to these By-Laws shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or facsimile transmission. Notice may also be given to stockholders by a form of electronic transmission in accordance with and subject to the provisions of applicable law. Any such notice shall be addressed to such person at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received shall be deemed to be the time of the giving of the notice.

5.4    Waiver of Notice.    Whenever any notice whatsoever is required to be given by law, by the Articles of Incorporation or by these By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by telegraph, facsimile or electronic transmission or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

5.5    Evidence of Authority.    A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the shareholders, directors, a committee or any officer or representative of the Corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of such action.

5.6    Facsimile Signatures.    In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

5.7    Reliance upon Books, Reports and Records.    Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

5.8    Time Periods.    In applying any provision of these By-Laws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

5.9    Articles of Incorporation.    All references in these By-Laws to the Articles of Incorporation shall be deemed to refer to the Second Amended and Restated Articles of Incorporation of the Corporation, as amended and in effect from time to time.

5.10    Severability.    Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

5.11    Pronouns.    All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the persons or persons so designated may require.

ARTICLE 6—Amendments

6.1    By the Board of Directors.    Except as is otherwise set forth in these By-Laws, these By-Laws may be altered, amended or repealed, or new by-laws may be adopted, by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

6.2    By the Shareholders.    Except as otherwise set forth in these By-Laws, these By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any regular meeting of shareholders, or at any special meeting of shareholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.

ARTICLE 7—Indemnification

7.1    Mandatory Indemnification.    The Corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person: (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit and section 302A.255 of the Minnesota Business Corporation Act, if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the official capacity described in Section 7.7(a) (1) or (2), reasonably believed that the conduct was in the best interests of the Corporation, or in the case of acts or omissions occurring in the official capacity described in Section 7.7(a) (3), reasonably believed that the conduct was not opposed to the best interests of the Corporation. If the person’s acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the Corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, establish that the person did not meet the criteria set forth in this Section 7.1.

7.2    Advances.    If a person is made or threatened to be made a party to a proceeding, the person is entitled, upon written request to the Corporation, to payment or reimbursement by the Corporation of reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in advance of the final disposition of the proceeding, (a) upon receipt by the Corporation of a written affirmation by the person of a good faith belief that the criteria for indemnification set forth in Section 7.1 have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the Corporation, if it is ultimately determined that the criteria for indemnification have not been satisfied, and (b) after a determination that the facts then known to those making the determination would not preclude indemnification under this section. The written undertaking required by clause (a) is an unlimited general obligation of the person making it, but need not be secured and shall be accepted without reference to financial ability to make the repayment.

7.3    Determination of Eligibility.    All determinations whether indemnification of a person is required because the criteria set forth in Section 7.1 have been satisfied and whether a person is entitled to payment or reimbursement of expenses in advance of the final disposition of a proceeding as provided in Section 7.2 shall be made: (1) by the Board of Directors by a majority of a quorum, if the directors who are at the time parties to the proceeding are not counted for determining either a majority or the presence of a quorum; (2) if a quorum under clause (1) cannot be obtained, by a majority of a committee of the Board of Directors, consisting solely of two or more directors not at the time parties to the proceeding, duly designated to act in the matter by a majority of the full Board of Directors including directors who are parties; (3) if a determination is not made under clause (1) or (2), by special legal counsel, selected either by a majority of the Board of Directors or a committee by vote pursuant to clause (1) or (2) or, if the requisite quorum of the full Board of Directors cannot be obtained and the committee cannot be established, by a majority of the full Board of Directors including directors who are parties; (4) if a determination is not made under clauses (1) to (3), by the affirmative vote of the shareholders; or (5) if an adverse determination is made under clauses (1) to (4) or under paragraph (b), or if no determination is made under clauses (1) to (4) or under paragraph (b) within 60 days after (i) the later to occur of the termination of a proceeding or a written request for indemnification to the Corporation or (ii) a written request for an advance of expenses, as the case may be, by a court in the State of Minnesota, which may be the same court in which the proceeding involving the person’s liability took place, upon application of the person and any notice the court requires. The person seeking indemnification or payment or reimbursement of expenses pursuant to this clause has the burden of establishing that the person is entitled to indemnification or payment or reimbursement of expenses.

With respect to a person who is not, and was not at the time of the acts or omissions complained of in the proceedings, a director, officer, or person possessing, directly or indirectly, the power to direct or cause the direction of the management or policies of the Corporation, the determination whether indemnification of this person is required because the criteria set forth in Section 7.1 have been satisfied and whether this person is entitled to payment or reimbursement of expenses in advance of the final disposition of a proceeding as provided in Section 7.2 may be made by an annually appointed committee of the Board of Directors, having at least one member who is a director. The committee shall report at least annually to the Board of Directors concerning its actions.

7.4    Insurance.    The Corporation may purchase and maintain insurance on behalf of a person in that person’s official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the Corporation would have been required to indemnify the person against the liability under the provisions of this Article 7.

7.5    Disclosure.    If the Corporation indemnifies or advances expenses to a person in accordance with this Article 7 in connection with a proceeding by or on behalf of the Corporation, the Corporation shall report to the shareholders in writing the amount of the indemnification or advance and to whom and on whose behalf it was paid not later than the next meeting of shareholders.

7.6    Indemnification of Other Persons.    Nothing in this section shall be construed to limit the power of the Corporation to indemnify persons other than a director, officer, employee, or member of a committee of the Board of Directors of the Corporation by contract or otherwise.

7.7    Definitions.    For purposes of this Article 7, the terms defined in this Article 7 have the following meanings given them.

(a)    “Official capacity” means (1) with respect to a director, the position of director in the Corporation, (2) with respect to a person other than a director, the elective or appointive office or position held by an officer, member of a committee of the Board of Directors, or the employment relationship undertaken by an employee of the Corporation, and (3) with respect to a director, officer, or employee of the Corporation who, while a director, officer, or employee of the Corporation, is or was serving at the request of the Corporation or whose duties in that position involve or involved service as a director, officer, partner, trustee, employee, or agent of another organization or employee benefit plan, the position of that person as a director, officer, partner, trustee, employee, or agent, as the case may be, of the other organization or employee benefit plan.

(b)    “Proceeding” means a threatened, pending, or completed civil, criminal, administrative, arbitration, or investigative proceeding, including a proceeding by or in the right of the Corporation.

(c)    “Special legal counsel” means counsel who has not represented the corporation or a related organization, or a director, officer, member of a committee of the Board of Directors, or employee, whose indemnification is in issue.

APPENDIX D

Form of

SONTRA MEDICAL CORPORATION

2003 STOCK OPTION AND INCENTIVE PLAN

1.    Purpose and Eligibility

The purpose of this 2003 Stock Option and Incentive Plan (the “Plan”) of Sontra Medical Corporation (the “Company”) is to provide stock options and other equity interests in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a “Participant”. Additional definitions are contained in Section 8.

2.    Administration

a.    Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

b.    Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean such Committee or the Board.

c.    Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

3.     Stock Available for Awards

a.    Number of Shares. Subject to adjustment under Section 3(c), the aggregate number of shares of Common Stock, par value $.01 per share, of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 750,000 shares, which number shall automatically increase on January 1, 2004 and each January 1 thereafter (each, an “Adjustment Date”) by such number of shares as is equal to the greater of (i) 4% of the number of shares of Common Stock outstanding on the immediately preceding December 31, and (ii) the number of shares of Common Stock that has been made subject to Awards made under the Plan during the year immediately prior to such Adjustment Date; provided, however, that the Board may provide for a lesser number of shares on any Adjustment Date by designating such lesser number by resolution adopted on or before such Adjustment Date; and provided further, however, that the cumulative number of additional shares that may be issued pursuant to the Plan as a result of increases on all Adjustment Dates taken together may not exceed 2,500,000 shares (such number to be subject to adjustment in accordance with Section 3(c) below). If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan; provided, however, that the cumulative number of such shares that may be so reissued under the Plan will not exceed the total of 750,000 shares plus the number of additional shares resulting from Adjustment Date increases effected in accordance with this Section 3(a) (such number to be subject to adjustment in accordance with Section 3(c) below). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

b.    Per-Participant Limit. Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to purchase more than 500,000 shares of Common Stock.

c.    Adjustment to Common Stock. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 7(e)(i) applies for any event, this Section 3(c) shall not be applicable.

4.    Stock Options

a.    General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

b.    Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option.”

c.    Exercise Price. The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify it in the applicable option agreement.

d.    Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

e.    Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(f) for the number of shares for which the Option is exercised.

f.    Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

(i)    by check payable to the order of the Company;

(ii)    except as otherwise explicitly provided in the applicable option agreement, and only if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

(iii)    to the extent explicitly provided in the applicable option agreement, by (x) delivery of shares of Common Stock owned by the Participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable option agreement), (y) delivery of a promissory note of the Participant to the Company (and delivery to the Company by the Participant of a check in an amount equal to the par value of the shares purchased), or (z) payment of such other lawful consideration as the Board may determine.

5.    Restricted Stock

a.    Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of cash or other lawful consideration in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

b.    Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

6.    Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units.

7.    General Provisions Applicable to Awards

a.    Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b.    Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan provided that such terms and conditions do not contravene the provisions of the Plan.

c.    Board Discretion. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

d.    Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

e.    Acquisition of the Company

(i)    Consequences of an Acquisition.

(A)    Acquisition. Upon the consummation of an Acquisition, the Board or the board of directors of the surviving or acquiring entity (as used in this Section 7(e)(i), also the “Board”), shall, as to outstanding Awards (on the same basis or on different bases as the Board shall specify), make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation or (c) such other securities or other consideration as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition. In addition to or in lieu of the foregoing, with respect to outstanding Options, the Board may, on the same basis or on different bases as the Board shall specify, upon written notice to the affected optionees, provide that one or more Options then outstanding must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such Options shall terminate, or provide that one or more Options then outstanding, in whole or in part, shall be terminated in exchange for a cash payment equal to the excess of the fair market value (as determined by the Board in its sole discretion) for the shares subject to such Options over the exercise price thereof; provided, however, that before terminating any portion of an Option that is not vested or exercisable (other than in exchange for a cash payment), the Board must first accelerate in full the exercisability of the portion that is to be terminated. Notwithstanding anything to the contrary contained herein, upon the consummation of an Acquisition, at a minimum, all outstanding Awards shall vest as if the vesting start date with respect to such Award was one year prior to the vesting start date set forth in the agreement relating to such Award. Unless otherwise determined by the Board (on the same basis or on different bases as the Board shall specify), any repurchase rights or other rights of the Company that relate to an Option or other Award shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for an Option or other Award pursuant to this paragraph. The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.

In addition to the foregoing, with respect to Awards granted prior to the consummation of the Acquisition, in the event that any such Participant who remains an employee of the Company or the acquiring or surviving entity immediately following the consummation of the Acquisition is terminated without “cause” (as defined in the applicable option agreement) or terminates his or her own employment “for good reason” (as defined below) prior to the first anniversary of the consummation of the Acquisition: (1) all Options outstanding on the date such Participant’s employment is terminated, shall become immediately exercisable in full and will terminate, to the extent unexercised, on their scheduled expiration date, and if the shares of Common Stock subject to such Options are subject to repurchase provisions then such repurchase restrictions shall immediately lapse; (2) all Restricted Stock Awards outstanding on the date such Participant’s employment is terminated, shall become free of all repurchase provisions; and (3) all other stock-based Awards shall become exercisable, realizable or vested in full, or shall be free of all repurchase provisions, as the case may be. “Good reason” means, with respect to any Employee, any of the following actions taken without the employee’s consent: (i) a reduction by the Company in the employee’s annual base salary as in effect on the date of the consummation of the Acquisition or as the same may be increased from time to time; or (ii) the failure by the Company to pay to the employee any portion of the employee’s current compensation within seven (7) days of the date such compensation is due; or (iii) a substantial reduction in the value of the employee’s benefit package from the value of the employee’s benefit package on the date of the consummation of the Acquisition; or (iv) the Employee is actually relocated to another office or facility to a location outside of a radius of 25 miles from any Company facility at which the Employee was employed at the time of the Acquisition; or (v) the successor to the Company in the Acquisition shall have materially and adversely impaired the Employee’s rights under this Plan.

(B)    Acquisition Defined. An “Acquisition” shall mean: (x) the sale of the Company by merger in which the shareholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other acquisition of the business of the Company, as determined by the Board.

(ii)    Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

f.    Withholding. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (as determined by the Board or as determined pursuant to the applicable option agreement). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

g.    Amendment of Awards. The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

h.    Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

i.    Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

8.    Miscellaneous

a.    Definitions.

(i)    “Company,” for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of Sontra Medical Corporation, as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of Sontra Medical Corporation, as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

(ii) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(iii) “employee” for purposes of eligibility under the Plan (but not for purposes of Section 4(b)) shall include a person to whom an offer of employment has been extended by the Company.

b.    No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

c.    No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

d.    Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

e.    Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

f.    Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

Adopted by the Board of Directors on

March 12, 2003

Approved by the shareholders on

May     , 2003

Sontra Medical Corporation

Proxy for Annual Meeting of Shareholders

May 21, 2003

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas W. Davison and Sean F. Moran, and each of them singly, proxies, with full power of substitution to vote all shares of stock of Sontra Medical Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Sontra Medical Corporation to be held on Wednesday, May 21, 2003, at 10:00 a.m. Eastern time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, MA 02110 and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 30, 2003, a copy of which has been received by the undersigned.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES AS DIRECTORS AND THE PROPOSALS SET FORTH IN ITEMS 2 THROUGH 6 BELOW.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE

SIDE

REVERSE

SIDE

☒    Please mark votes as in this example.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2 THROUGH 6.

1.	To elect eight members to the Company’s board of directors, each to serve for a term of one-year or until his successor is duly elected and qualified:

NOMINEES:

James R. McNab Jr.	☐ FOR ☐ WITHHOLD
Thomas W. Davison, Ph.D.	☐ FOR ☐ WITHHOLD
Gary S. Kohler, M.B.A.	☐ FOR ☐ WITHHOLD
Robert S. Langer, D.Sc.	☐ FOR ☐ WITHHOLD
Martin P. Sutter, M.B.A.	☐ FOR ☐ WITHHOLD
W. Leigh Thompson, M.D., Ph.D.	☐ FOR ☐ WITHHOLD
Michael R. Wigley, M.B.A.	☐ FOR ☐ WITHHOLD
Joseph Amaral, M.D.	☐ FOR ☐ WITHHOLD

2.	To approve an amendment to the amended and restated articles of incorporation of the Company to increase the authorized common stock of the Company to 40,000,000 shares.

☐    FOR            ☐    AGAINST            ☐    ABSTAIN

3.	To approve an amendment to the amended and restated articles of incorporation of the Company to increase the authorized Preferred Stock of the Company to 10,000,000 shares.

☐    FOR            ☐    AGAINST            ☐    ABSTAIN

4.	To approve and adopt second amended and restated articles of incorporation and amended and restated bylaws of the Company.

☐    FOR            ☐    AGAINST            ☐    ABSTAIN

5.	To approve the adoption of the Company’s 2003 Stock Option and Incentive Plan.

☐    FOR            ☐    AGAINST            ☐    ABSTAIN

6.	To ratify the selection of the firm of Wolf & Company, P.C., independent public accountants, as auditors for the fiscal year ending December 31, 2003.

☐    FOR            ☐    AGAINST            ☐    ABSTAIN

7.	To transact such other business as may properly come before the meeting or any postponements or adjournment thereof.

☐ MARK	HERE FOR ADDRESS CHANGE AND NOTE BELOW

Please print name of Shareholder (if signing as attorney,

executor, administrator, trustee or guardian, please print your full title as such)

Please sign exactly as name appears above. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign its full name by authorized person.

Signature of Shareholder	Signature if held jointly

Date:                                                                           , 2003

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

I/We will attend the Annual Meeting of Shareholders.    ☐    YES        ☐    NO